SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PENN MILLERS HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 7, 2010

Dear Shareholders:

Please join us for Penn Millers Holding Corporation’s first Annual Meeting of Shareholders on Wednesday, May 12, 2010, at 2:00 p.m. (Eastern Time) at our office at 72 North Franklin Street, Wilkes-Barre, Pennsylvania 18701-1301.

Attached to this letter are a Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the business to be conducted at the meeting. We also will report on matters of current interest to our shareholders.

Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone, by completing, signing and promptly returning a proxy card or you may vote in person at the Annual Meeting.

Thank you for your continued support of Penn Millers.

Sincerely,

Douglas A. Gaudet
President and Chief Executive Officer

PROXY VOTING METHODS

If at the close of business on March 17, 2010, you were a shareholder of record or held shares through our Employee Stock Ownership Plan or a broker or bank, you may vote your shares by proxy through the Internet, by telephone or by mail, or you may vote in person at the Annual Meeting. For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described in the General Information section beginning on page 1 of the Proxy Statement.

If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 3:00 AM (Eastern Time) on May 12, 2010 to be counted.

To vote by proxy:

BY INTERNET

•	Go to the website www.proxyvotenow.com/pmic and follow the instructions, 24 hours a day, seven days a week.
•	You will need the 9-digit Control Number included on your proxy card to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

•	From a touch-tone telephone, dial (866) 289-1737 and follow the recorded instructions, 24 hours a day, seven days a week.
•	You will need the 9-digit Control Number included on your proxy card in order to vote by telephone.

BY MAIL

•	When you receive the proxy card, mark your selections on the proxy card.
•	Date and sign your name exactly as it appears on your proxy card.
•	Mail the proxy card in the postage-paid envelope that will be provided to you.

PENN MILLERS HOLDING CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	2:00 p.m. (Eastern Time) on Wednesday, May 12, 2010
PLACE	The offices of Penn Millers Holding Corporation 72 North Franklin Street Wilkes-Barre, Pennsylvania 18701-1301
ITEMS OF BUSINESS	1. To elect the three Class I directors listed herein.
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2010 fiscal year.
3. To approve the Penn Millers Holding Corporation Stock Incentive Plan.
4. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
RECORD DATE	You may vote at the Annual Meeting if you were a shareholder of record at the close of business on March 17, 2010.
VOTING BY PROXY	To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by completing and signing your proxy card and returning it by mail. Internet and telephone voting procedures are described on the preceding page, in the General Information section beginning on page 1 of the Proxy Statement and on the proxy card.

By Order of the Board of Directors,

Michael O. Banks
Executive Vice President, Chief Financial Officer &
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for Our
Shareholders Meeting to Be Held on May 12, 2010

The accompanying proxy statement and our Annual Report on Form 10-K are available at
http://www.pennmillers.com/pmic/investors/

PENN MILLERS HOLDING CORPORATION

PROXY STATEMENT

Penn Millers Stock Incentive Plan	Appendix A

i

PENN MILLERS HOLDING CORPORATION
72 North Franklin Street, P.O. Box P
Wilkes-Barre, Pennsylvania 18773-00016
Telephone: (800) 233-8347

PROXY STATEMENT

Annual Meeting of Shareholders
May 12, 2010
2:00 p.m. (Eastern Time)

GENERAL INFORMATION

Why am I being provided with these materials?

We have made these proxy materials available to you by mail and on the Internet in connection with the solicitation by the Board of Directors (the “Board”) of Penn Millers Holding Corporation (the “Company” or “Penn Millers”) of proxies to be voted at our Annual Meeting of Shareholders to be held on May 12, 2010 (“Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the meeting and vote your shares in person.

What am I voting on?

There are three proposals scheduled to be voted on at the meeting:

•	Election of the three Class I directors listed in this Proxy Statement (Proposal No. 1).
•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2010 fiscal year (Proposal No. 2).
•	Approval of the Penn Millers Stock Incentive Plan (Proposal No. 3).

Who is entitled to vote?

Shareholders as of the close of business on March 17, 2010 (the “Record Date”) may vote at the Annual Meeting. As of that date, there were 5,226,261 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:

•	Held directly in your name as “shareholder of record” (also referred to as “registered shareholder”); or
•	Held for you in an account with a broker, bank or other nominee (shares held in “street name”) — Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?

A majority of the aggregate voting power of the shares of common stock entitled to vote must be present or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). We believe that under current Securities and Exchange Commission (SEC) rules, Proposal No. 2, relating to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2010 fiscal year, is the only proposal for which your broker will have discretionary authority to vote your shares at the Annual Meeting. On the Record Date, 5,226,261 shares of our common stock were outstanding.

How many votes are required to approve each proposal?

For Proposal No. 1, the election of three Class I directors, the three candidates receiving the most votes will be elected to the Board of Directors.

For Proposal No. 2, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2010 fiscal year, and for Proposal No. 3, the approval of the Penn Millers Holding Corporation Stock Incentive Plan, a majority of the votes cast at the meeting must be voted “FOR” the proposal to be approved.

How are votes counted?

You may vote “FOR” or “AGAINST” each of the nominees for the Board, or you may “WITHHOLD” authority to vote for one or more nominees. You may vote “FOR”, “AGAINST” or “ABSTAIN” on each of the other proposals. With respect to the election of directors, a “WITHHOLD” vote will have the same effect as an abstention and will not count as a vote cast “FOR” or “AGAINST” a director nominee. Therefore, a “WITHHOLD” vote will have no effect on the outcome of the election of directors.

Under Pennsylvania law abstentions are not treated as votes cast and therefore will have no effect in determining whether Proposals No. 2 and 3 are approved. Likewise, brokers are not “entitled to vote” on Proposal No. 3, and therefore broker non-votes will have no effect on the approval of Proposal No. 3.

If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and “FOR” Proposals No. 2 and 3 as recommended by the Board,

Who will count the vote?

Representatives of Registrar and Transfer Company will tabulate the votes and a representative of Registrar and Transfer Company will act as the judge of election.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the three Class I nominees to the Board set forth in this Proxy Statement.
•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2010.
•	“FOR” the approval of the Penn Millers Holding Corporation Stock Incentive Plan.

How do I vote my shares without attending the Annual Meeting?

You may vote:

•	By Internet — If you have Internet access, you may submit your proxy by going to www.proxyvotenow.com/pmic and by following the instructions on how to complete an electronic proxy card. You will need the 9-digit Control Number included on your proxy card in order to vote by Internet.
•	By Telephone — If you have access to a touch-tone telephone, you may submit your proxy by dialing (866) 289-1737 and by following the recorded instructions. You will need the 9-digit Control Number included on your proxy card in order to vote by telephone.
•	By Mail — You may vote by mail by indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that has been provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 3:00 AM (Eastern Time) on May 12, 2010 for the voting of shares held by shareholders of record or held in street name. Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 11, 2010.

How do I vote my shares in person at the Annual Meeting?

First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a shareholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your annual meeting notice or proof of ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or proxy card so that your vote will be counted even if you later decide not to attend the Annual Meeting.

What does it mean if I receive more than one annual meeting notice or proxy statement on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each annual meeting notice you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to our Corporate Secretary or to any corporate officer of the Company, provided such statement is received no later than May 11, 2010;
•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 3:00 AM. (Eastern Time) on May 12, 2010;
•	Submitting a properly signed proxy card with a later date that is received no later than May 11, 2010; or
•	Attending the Annual Meeting, revoking your proxy and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Do I need a ticket to be admitted to the Annual Meeting?

You will need your proof of identification along with either your annual meeting notice or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of Penn Millers Holding Corporation stock, such as a bank or brokerage account statement.

Do I also need to present identification to be admitted to the Annual Meeting?

Yes, all shareholders must present a form of personal identification in order to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration, including the adjournment of the Annual Meeting, and you are a shareholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission or other form of permissible communication.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of Heather M. Acker, F. Kenneth Ackerman, Jr., Dorrance R. Belin, John L. Churnetski, John M. Coleman, Douglas A. Gaudet, Kim E. Michelstein, Robert A. Nearing, Donald A. Pizer, James M. Revie and J. Harvey Sproul, Jr., each of whom also presently serves as a director of our direct subsidiary, PMMHC Corp., and our indirect insurance company subsidiary, Penn Millers Insurance Company. The eleven members of the Board of Directors are divided into three classes with each director serving a three-year term with approximately one-third of the directors being elected at each annual meeting of shareholders.

The directors elected at the Annual Meeting will hold office until the 2013 annual meeting of shareholders and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) attached to this Proxy Statement, as filed with the SEC, intend to vote the proxies held by them for the election of the 3 nominees named below. The proxies cannot be voted for more than 3 candidates for director. If any of the 3 nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

The following table sets forth information regarding the age and length of service of our current directors.

	Age at April 7, 2010	Director Since(1)	Position with Penn Millers
Heather M. Acker	58	2004	Director
F. Kenneth Ackerman, Jr.	71	1979	Vice Chairman
Dorrance R. Belin	71	1998	Director
John L. Churnetski	69	1997	Director
John M. Coleman	60	2007	Director
Douglas A. Gaudet	55	2005	President and CEO
Kim E. Michelstein	57	1998	Director
Robert A. Nearing, Jr.	66	1997	Director
Donald A. Pizer	65	2009	Director
James M. Revie	73	1990	Director
J. Harvey Sproul, Jr.	75	1990	Chairman

(1)	Indicates year first elected as a director of Penn Millers Insurance Company

J. Harvey Sproul, Jr., our Chairman of the Board, will retire at the completion of our annual meeting, in accordance with the mandatory retirement provisions of our bylaws. Mr. Sproul has served as our Chairman since April 17, 2002. Prior to his appointment as Chairman, Mr. Sproul had served as Vice Chairman of the Board since August 1997. He has been President of H.B. Sproul Construction Company in Clarks Summit, Pennsylvania since 1978. H.B. Sproul Construction Company provides consulting and services to Sproul Construction, Inc., a Pennsylvania corporation that performs site construction in the Scranton-Wilkes-Barre area, including site excavation, compacted fill, storm and sanitary installation and bituminous paving. He received his bachelor of arts degree from Brown University and served as a Lieutenant, j.g., in the United States Navy. We thank Mr. Sproul for his twenty years of Board service with Penn Millers and for the leadership and continuity he has provided us during his tenure as Chairman. We wish him well in his future endeavors.

At this time, we expect to appoint Mr. Ackerman, our current Vice Chairman, to serve as Chairman of the Board following the Annual Meeting. As Vice Chairman, we believe Mr. Ackerman is well prepared to take this position. We do not have immediate plans to appoint a Vice Chairman following the Annual Meeting. Because we appointed Mr. Pizer to the Board in 2009, we do not intend to fill the vacancy on the Board created by Mr. Sproul’s retirement.

As described on our website, www.pennmillers.com, under Investors: Corporate Governance: Director Recruitment Criteria, we maintain high standards for the recruitment of our directors. In identifying candidates, we examine the candidate’s personal attributes, skills, professional experience and achievements and then evaluate how these attributes, skills, experiences and achievements help the Board fulfill voids in certain competencies.

We believe that the Board, as a whole, should possess core competencies in the following areas: strategic planning; management; marketing; finance and accounting; legal; and governance. In addition, in our recruitment of directors, we also consider the following secondary competencies important to the nomination decision: maintaining Board diversity; knowledge of targeted industries; insurance industry knowledge; and information management.

We do not maintain a formal diversity policy with respect to the identification or nomination of directors. Diversity is just one of many factors that we consider in the identification and selection of director nominees. We define diversity broadly to include differences in race, gender, ethnicity, age, viewpoint, professional experience, educational background, skills and other personal attributes that can foster Board heterogeneity in order to encourage and maintain Board effectiveness.

Each of our directors has a strong history of personal achievement. Many of our directors graduated from the country’s most elite academic institutions. Some directors have obtained executive positions at, or acted as advisors to, Fortune 500 companies and other large institutions, while others have gained their experience as entrepreneurs in executive positions at, or consultants to, smaller organizations. We believe that each nominee and continuing director through these professional experiences and achievements has developed the personal attributes we require of our directors: integrity and accountability, sound judgment, financial literacy, and emotional intelligence. Without these personal attributes, we do not believe a Board member could effectively carry out his or her oversight responsibilities.

We believe that each member of the current Board possesses the personal attributes we desire of our Board members, and, as a whole, the Board, through the experience and knowledge of its members, possesses the foregoing core and secondary competencies. Therefore, we have chosen to maintain the number of directors at 10 and nominate our current Class I directors for reelection at our Annual Meeting.

The following subsections set forth as to each of the nominees for election as a Class I director, and as to each of the continuing Class II and Class III directors, their principal occupation and business experience and their current and recent directorships in other public companies. In addition, we briefly describe the particular experience, qualifications, attributes or skills that led our Board to conclude that the person should serve as a director of Penn Millers Holding Corporation.

Nominees for Election as Class I Directors — Term Expires in 2013

John L. Churnetski was the Chief Executive Officer and Chairman of the Quad Three Group, Inc., a Wilkes-Barre, Pennsylvania engineering, architectural and environmental services firm with 125 employees in three offices across Pennsylvania, until his retirement in December 2005. He was employed by Quad Three Group for thirty-eight years. He has a bachelor of science degree in mechanical engineering from the University of Notre Dame. Mr. Churnetski’s executive experience in a technical industry contributes to the Board’s competencies in the areas of information management, finance and accounting, management, and strategic planning. His competencies in these areas, along with his professional experience providing organizational oversight and effectively motivating others as an executive, have made a positive impact on his service with Penn Millers and makes him an effective Chair of the Compensation Committee and member of the Audit Committee and Executive Committee.

John M. Coleman is Chief Operating Officer of NCI Consulting LLC, and has served as such since 2006. NCI Consulting, LLC is a strategic management consulting firm serving the pharmaceutical industry and located in Moorestown, New Jersey. Mr. Coleman had previously worked as a private investor and professional director from 1999 until January 2006. His prior employment includes Senior Vice President and General Counsel of the Gillette Company and Senior Vice President — Law and Public Affairs of Campbell Soup Company. Mr. Coleman graduated magna cum laude with a bachelor of arts degree in political science from Haverford College. He received his law degree from University of Chicago and is licensed to practice law in Pennsylvania, New Jersey, and New York. He served as law clerk to the Honorable John D. Butzner, Jr. of the U.S. Court of Appeals and to Chief Justice Warren E. Burger of the U.S. Supreme Court. Mr. Coleman is a former Department Chair of the Philadelphia law firm, Dechert LLP and has been the Chief Legal Officer of two Fortune 500 companies. Through his professional experiences, we believe that Mr. Coleman supports the Board’s competencies in the strategic planning, finance and accounting, legal and governance areas. His competencies in these areas have been critical to his role as Audit Committee Chair. In addition, Mr. Coleman’s exceptional legal experience, which includes senior management positions at two public companies and prior service as a board member and committee chair of a New York Stock Exchange listed public company, remains important for Penn Millers’ continued success in transitioning to a public company.

Robert A. Nearing, Jr. is Vice President, Secretary and Treasurer of Cochecton Mill in Cochecton, New York, which manufactures over 40,000 tons of animal feed annually for the agricultural industry and has approximately $17 million in annual sales. Mr. Nearing graduated from Mohawk Valley College with a degree in mechanical technology and served in the U.S. Army. He was the President of the Co-Operative Feed Dealers, Inc. from 2000 to 2005 and currently is a director. Mr. Nearing is also a member of the Northeast Ag & Feed Alliance and the Eastern Federation of Feed Merchants, where he previously served as Director and President. Mr. Nearing’s management experience in agribusiness provides the Board with unique insight related to the agribusiness industry which is the niche that remains the largest segment of Penn Millers’ insurance business. In addition, his executive position and long tenure with Cochecton Mill demonstrates that Mr. Nearing possesses the management experience, financial acumen and commitment required of our Board members.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

Continuing Class II Directors — Term Expires in 2011

Heather M. Acker is Chief Operating Officer, Chief Financial Officer and Corporate Secretary for Gentex Corporation in Carbondale, Pennsylvania. Ms. Acker has held the position of Chief Financial Officer for over five years and has been Chief Operating Officer since 2007. Gentex Corporation designs and manufactures integrated life support systems for human protection in military, homeland defense and commercial markets and has annual sales in excess of $150 million and 900 employees. Ms. Acker received her undergraduate degree in mathematics from Bucknell University and received her M.B.A. from the Wharton School of Business of the University of Pennsylvania, with a concentration in finance. Ms. Acker’s education in math and finance and her experience as a Chief Financial Officer is a significant element to the Board’s competency in the areas of finance and accounting and her effectiveness as a financial expert of the Audit Committee and member of the Finance Committee. Her experience as a Chief Operating Officer provides unique insight to the Board regarding the effective motivation of management and the management of certain operational risks, which is important to the Board’s oversight function and to her service on the Compensation and Governance Committees.

Dorrance R. Belin, Esq. is a Partner in the law firm of Oliver, Price & Rhodes in Clarks Summit, Pennsylvania, and concentrates his practice in estate planning and administration. Mr. Belin received his bachelor of arts degree in history from Yale University. In addition, he received his law degree from the University of Pittsburgh and currently holds a license to practice law in Pennsylvania. Mr. Belin is also licensed in Pennsylvania as a title insurance agent. Mr. Belin’s competencies in the legal and governance areas remain important because Penn Millers operates in a highly regulated industry and, as a newly public company, these regulatory burdens have only increased. Mr. Belin’s competency in these areas, coupled with the knowledge he has gained regarding Penn Millers’ operations through his twelve years of service with the Board, is important to his continued effectiveness as a Board member and as a member of the Audit, Compensation, and Executive Committees and as chair of the Governance Committee.

Kim E. Michelstein served as Director of the Insite Division and a Senior Manager of Benco Dental Company, the largest independent U.S. dental supply company, from June 1999 through November 2003. She has worked since then as an independent consultant in marketing and strategic planning. Her consulting work has included founding and presiding over the Ethics Institute of Northeast Pennsylvania, and creating and serving as Director of the Family Business Program of King’s College. Ms. Michelstein received her M.B.A.

from the Wharton School of Business of the University of Pennsylvania, with a concentration in marketing. She received a Bachelor of Arts degree cum laude from Mount Holyoke College. Ms. Michelstein served as a marketing executive for two Fortune 500 companies, General Foods Corporation and McNeil Consumer Products, a division of Johnson & Johnson. Her professional marketing experience, which includes experience with two public companies, contributes to the Board’s marketing and strategic planning competencies, and is critical to the Board’s oversight of initiatives to launch new insurance products and to conduct ongoing research. Furthermore, her professional experience and education has provided her with governance and financial acumen that is important to her role as the Finance Committee Chair, and as a member of the Audit Committee and Governance Committee.

James M. Revie is Chairman and Business Manager of Strategic Litigation Research in Kingston, Pennsylvania and has served as such since 2003. Strategic Litigation Research is a nationwide consulting service that advises major corporations, insurance companies and law firms regarding the defense strategy in their litigation. Mr. Revie was a licensed Securities Principal at Dean Witter Reynolds. Mr. Revie received his bachelor of arts degree in engineering from Harvard University. In addition, he received his M.B.A. from Harvard University in finance. Mr. Revie’s professional experience and educational background has provided him competencies in the legal and financial and accounting areas and knowledge of the insurance industry. Furthermore, Mr. Revie’s experience in capital raising and transactions may provide Penn Millers with further insights as to how to most effectively deploy the capital it has raised in its public offering.

Continuing Class III Directors — Term Expires in 2012

F. Kenneth Ackerman, Jr. is our Vice Chairman of the Board and has served as such since January 29, 2003 and is our longest-serving director. He has served as Chairman of Integrated Healthcare Strategies in Minneapolis, Minnesota since 2007. Integrated Healthcare Strategies is a national consulting firm that assists some of the nation’s largest non-profit health care organizations in the areas of governance, executive compensation, and human capital. He previously served as President of Clark Consulting Healthcare Group from 2000 to 2007. Mr. Ackerman received his bachelor of science degree in biology from Denison University and his master of health administration from the University of Michigan. Mr. Ackerman has a long history of achievements in the areas of health care administration, including regularly lecturing at Duke University, authoring numerous publications, including two books, and serving on advisory boards for health care executives, such as the 1800 Doctors Executive Advisory Board. He also serves on the board of Health Insight. Mr. Ackerman’s proven record of achievement providing strategic planning and management advice in a highly regulated business reflects his competencies in the areas of strategic planning, management and governance. These competencies, along with the knowledge of our business he has developed through his 31 years of service, are important in his role as Vice Chairman and as a member of all Board committees. His proven leadership and insight make him Mr. Sproul’s likely successor as Chairman.

Douglas A. Gaudet was appointed our President and Chief Executive Officer in December 2005 after a nationwide search. He previously served as Vice President, Commercial Lines for Philadelphia Insurance Companies from 2004 to 2005, where he was responsible for approximately a $200 million commercial insurance business. From November of 2000 until November of 2003, Mr. Gaudet served as Senior Executive Vice President of Operations of Harleysville Insurance Group, a public company with $1.2 billion in direct premiums written. In addition to Mr. Gaudet’s experience as a senior executive at a public insurance company, we actively recruited Mr. Gaudet for his proven experience successfully launching new insurance products. Mr. Gaudet received his bachelor of arts degree from the State University of New York at Potsdam and his M.B.A. from Clarkson University. Mr. Gaudet is a Chartered Property Casualty Underwriter and holds an insurance producer license in Pennsylvania. We believe that Mr. Gaudet’s experience adds to all the Board’s core competencies, especially in the areas of management, strategic planning, and marketing and adds additional insurance and public company experience to the Board. Mr. Gaudet’s product development experience will continue to support the launch of new products, like PennEdge. Additionally, we believe Mr. Gaudet’s presence on the Board, as the President and Chief Executive Officer of Penn Millers, ensures the adequate flow of information and oversight between management and the independent directors of the Board and assists the Board in supporting and monitoring the implementation of Penn Millers’ strategic plans.

Donald A. Pizer was a partner at Ernst & Young in its audit and assurance practice for twenty-one years until his retirement in 2003. After his retirement in 2003, Mr. Pizer provided consulting services to assist

Ernst & Young in its design of educational programs for its professionals working in the firm’s insurance and banking practices. Mr. Pizer also served as director and audit committee chairman for Philadelphia Consolidated Holding Corp., a NASDAQ listed insurance holding company from February 2003 until its acquisition by Tokio Marine Group, Inc. in December 2008. Since the acquisition, Mr. Pizer serves as director and audit committee chair of Philadelphia Indemnity Insurance Company and Philadelphia Insurance Company, indirect subsidiaries of Tokio Marine Group, Inc. Mr. Pizer received his bachelor of science and master of science degrees in accounting from Penn State University. He is a certified public accountant. Mr. Pizer’s position on the Board is important because he not only possesses the knowledge and experience to be an Audit Committee financial expert, but his experience has been concentrated in auditing and supervising the audits of insurance companies. He has a deep understanding of both the GAAP and statutory financial statements utilized by Penn Millers and experience teaching this to others, which we believe will assist us in increasing the financial acumen of all of our Board members. Moreover, his experience serving on the audit committee of a public insurance holding company will help Penn Millers navigate the complex financial and accounting issues faced by insurance companies and public companies generally.

BOARD OF DIRECTORS AND GOVERNANCE INFORMATION

Director Independence

Because we are listed on the NASDAQ Global Market, a majority of the members of our Board must be independent as established under the NASDAQ Stock Market (NASDAQ) listing standards. Under this standard, an independent director is a person other than an executive officer or employee of Penn Millers, or any other individual having a relationship that under those listing standards is presumed to, or in the opinion of the Board would interfere with, the director’s exercise of independent judgment in carrying out his or her responsibilities as a director. We note as a holding company for a Pennsylvania insurance company, Pennsylvania insurance law requires that at least one-third of the members of the Board be independent.

Under this criteria, the Board determined that directors Acker, Ackerman, Belin, Coleman, Churnetski, Michelstein, Nearing, Pizer, Revie and Sproul are independent. Because Mr. Gaudet is our President and Chief Executive Officer, he is not an independent director.

Committees of the Board and Meetings

There are five standing committees of the Board: the Audit Committee, the Compensation Committee, the Executive Committee, the Finance Committee, and the Governance Committee. All Board members are expected to serve on one or more committees. This policy helps ensure that members of the Board are actively participating in meetings and, that each Board member’s depth of knowledge regarding the Company continues to increase over time.

The following table summarizes the current membership of the Board and of each of its Committees, as well as the number of times the Board and each Committee met during 2009.

	Board	Audit	Compensation	Executive	Finance	Governance
Heather M. Acker	X	X	X		X	X
F. Kenneth Ackerman, Jr.	Vice Chair	X	X	X	X	X
Dorrance R. Belin	X	X	X	X		Chair
John L. Churnetski	X	X	Chair	X
John M. Coleman	X	Chair		X	X	X
Douglas A. Gaudet	X			X	X
Kim E. Michelstein	X	X		X	Chair	X
Robert A. Nearing, Jr.	X		X			X
Donald A. Pizer	X		X
James M. Revie	X		X		X
J. Harvey Sproul, Jr.	Chair	X	X	Chair	X	X
Number of 2009 meetings	10	5	4	2	5	4

Each director attended 75% or more of the total number of meetings of the Board and of the Committees on which each such director served.

Audit Committee

All members of the Audit Committee are “independent,” consistent with the NASDAQ listing standards and the Pennsylvania insurance law applicable to boards of directors in general and audit committees in particular. In addition, the Board has determined that each member of the Audit Committee is able to read and understand financial statements of the degree of complexity as utilized by Penn Millers. In addition, our Board of Directors has determined that Ms. Acker and Mr. Pizer each is an audit committee financial expert within the meaning of SEC regulations.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.pennmillers.com under Investors: Corporate Governance: Committee Charters: Audit Committee Charter, and include the following:

º	being responsible for the selection, retention, oversight and termination of our independent registered public accounting firm;
º	approving the non-audit services provided by the independent registered public accounting firm;
º	reviewing the results and scope of the audit and other services provided by our independent registered public accounting firm;
º	approving the estimated cost of the annual audit;
º	establishing procedures to facilitate the receipt, retention and treatment of complaints received from third parties regarding accounting, internal accounting controls, or auditing matters;
º	establishing procedures to facilitate the receipt, retention, and treatment of confidential, anonymous submissions of concerns regarding questionable accounting or auditing matters by Penn Millers’ employees;
º	reviewing and approving all related party transactions and transactions raising potential conflicts of interest;
º	reviewing the annual financial statements and the results of the audit with management and the independent registered public accounting firm;
º	reviewing with management and the independent registered public accounting firm the adequacy of our system of internal control over financial reporting, including their effectiveness at achieving compliance with any applicable laws or regulations;
º	reviewing with management and the independent registered public accounting firm the significant recommendations made by the independent registered public accounting firm with respect to changes in accounting procedures and internal control over financial reporting; and
º	reporting to the Board of Directors on the results of its review and making such recommendations as it may deem appropriate, including recommending to the Board that our annual financial statements be included in our Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC.

Compensation Committee

All members of the Compensation Committee are “independent,” consistent with the NASDAQ listing standards and the Pennsylvania insurance law applicable to boards of directors. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as “outside directors” for purposes of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code” or the “Code”). The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.pennmillers.com under Investors: Corporate Governance: Committee Charters: Compensation Committee Charter, and include the following:

º	reviewing, evaluating and approving the compensation and benefit plans and policies of Penn Millers’ employees, including its executive officers;

º	reviewing, evaluating and approving the compensation and benefit plans and policies for our officers and directors;
º	granting stock options and restricted stock and restricted stock unit awards to employees, management and directors under our proposed incentive plan;
º	being responsible for producing an annual report on executive compensation for inclusion in our Proxy Statement and for ensuring compliance of compensation and benefit programs with all other legal, tax and regulatory requirements; and
º	making recommendations to our Board of Directors regarding these matters.

Executive Committee

The responsibilities and duties of the Executive Committee are to handle legal formalities and technicalities concerning administrative operations, such as:

º	overseeing our budget review;
º	providing capital spending approval;
º	proposing capital structure policy;
º	overseeing merger, acquisition and divestiture review;
º	providing debt issuance approval; and
º	reviewing qualifications of commercial and investment bankers.

Finance Committee

The purpose of the Finance Committee is to review and make recommendations to the Board with respect to financial issues and policies of the company. The duties and responsibilities of the Finance Committee are set forth in its charter, which may be found at www.pennmillers.com under Investors: Corporate Governance: Committee Charters: Finance Committee Charter, and include the following:

º	reviewing investment policies, strategies, transactions and performance;
º	reviewing Penn Millers’ capital structure and providing recommendations regarding financial planning;
º	conducting an annual financial review and assessment of proposed strategic plans and initiatives;
º	conducting a financial review and assessment of proposed business transactions; and
º	administering Penn Millers’ Pension Plan and 401(k) plans.

Governance Committee

All members of the Governance Committee are “independent,” consistent with the NASDAQ listing standards and the Pennsylvania insurance law applicable to boards of directors. The duties and responsibilities of the Governance Committee are set forth in its charter, which may be found at www.pennmillers.com under Investors: Corporate Governance: Committee Charters: Governance Committee, and include the following:

º	making independent recommendations to the Board of Directors as to best practices for Board governance and evaluation of Board performance;
º	producing a Code of Ethics and submitting it for Board approval, and periodically reviewing the Code of Ethics for necessary revisions;
º	identifying suitable candidates for Board membership, and considering any nominees recommended by shareholders;
º	proposing to the Board a slate of directors for election by the shareholders at each annual meeting; and
º	proposing candidates to fill vacancies on the Board based on qualifications it determines to be appropriate.

Director Nomination Process

The Governance Committee weighs the independence, skills, characteristics and experience of potential candidates for election to the Board and recommends nominees for director to the full Board for election. In considering candidates for the Board, the Governance Committee assesses the overall composition of the Board taking into account its representation of skills, backgrounds, diversity and contacts in the insurance industry or other industries relevant to our business. The Governance Committee assesses each candidate’s ability to satisfy any applicable legal requirements or listing standards, his or her strength of character, judgment, specific areas of expertise and his or her ability and willingness to commit adequate time to Board and committee matters.

In identifying prospective director candidates, the Governance Committee may seek referrals from other members of the Board, management, shareholders and other sources. The Governance Committee also may, but need not, retain a professional search firm in order to assist it in these efforts. The Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral, including our shareholders. When considering director candidates, the Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

In connection with its annual recommendation of a slate of nominees, the Governance Committee also assesses the contributions of those directors recommended for reelection in the context of the Board evaluation process and other perceived needs of the Board.

In 2009, this process resulted in the Committee’s recommendation to the Board, and the Board’s nomination, of the three incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

The Governance Committee will consider director candidates recommended by shareholders. Shareholders wishing to propose a candidate for consideration may do so by submitting the proposed candidate’s full name and address, résumé and biographical information to the attention of the Corporate Secretary, Penn Millers Holding Corporation, 72 North Franklin Street, P.O. Box P, Wilkes-Barre, Pennsylvania 18773-0016. All recommendations for nomination received by the Corporate Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Governance Committee for its consideration.

Board Leadership Structure and Risk Management

The Board of Directors currently separates the role of Chairman of the Board and President and Chief Executive Officer. We believe that the separation of these roles is appropriate in the current economic and regulatory environment in which Penn Millers operates. We believe that the President and Chief Executive Officer should primarily focus on managing Penn Millers’ operations in a manner that executes its corporate strategy. Conversely, we believe that our Chairman of the Board should primarily focus on leading the Board’s oversight of corporate governance matters, monitoring the progress and effectiveness of the President and Chief Executive Officer and management in implementing the Company’s corporate strategy, and ensuring that the Board is receiving the information it requires to act effectively, including providing proper risk oversight, with sufficient frequency.

Although our Chairman leads the risk oversight processes, we believe that each member of our Board in his or her fiduciary capacity has a responsibility to monitor and manage risks faced by Penn Millers. At a minimum this requires the members of our Board to be actively engaged in Board discussions, review materials provided to them, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors. Furthermore, because the insurance industry is highly regulated, certain risks to Penn Millers are monitored by the Board through its review of Penn Millers’ compliance with regulations set forth by its regulatory authorities, including the Pennsylvania Insurance Department and, to a more limited extent, the insurance departments of other states in which Penn Millers is licensed to do business.

Because we believe risk oversight is a responsibility for each member of the Board, we do not concentrate the Board’s responsibility for risk oversight in a single committee. Instead, each of our committees concentrates on specific risks for which they have an expertise, and each committee is required to regularly report to the Board of Directors on its findings. For example, the Finance Committee regularly monitors Penn Millers’ exposure to certain investment risks, such as the effect of interest rate or liquidity changes, while our Audit Committee monitors Penn Millers’ exposure to certain reputational and legal risks by establishing and evaluating the effectiveness of company programs to report and monitor fraud and by monitoring Penn Millers’ internal controls over financial reporting.

Enterprise risk management is a company-wide initiative for Penn Millers that involves the Board and management identifying, assessing and managing risks that could affect our ability to fulfill our business objections or execute our corporate strategy. Our enterprise risk management activities involve the identification and assessment of a broad range of risks and the development of plans with management to mitigate their effects. The Board engages in its own risk assessments and oversees management’s studies and assessments of risks. Material risks to our business and operations are discussed in greater detail in our Annual Report on Form 10-K under the caption “Item 1A — Risk Factors.”

Annual Meeting of Shareholders

We encourage and expect all of the directors to attend our first annual meeting of shareholders. To that end, we have scheduled a regular meeting of the Board on the day of the annual meeting of shareholders.

Transactions with Related Persons, Promoters and Certain Control Persons

Since January 1, 2009, we have not engaged in any transactions with, loaned money to or incurred any indebtedness to, or otherwise proposed to engage in transactions with, loan money to or incur any indebtedness to, any related person, promoter or control person in an amount that in the aggregate exceeds $120,000.

Shareholder Communications

Shareholders and other interested parties who wish to communicate with a member or members of the Board, may do so by addressing their correspondence to the specific director to which they want to communicate, or if intended for the full Board, to the Chairman of the Board. All such correspondence should be sent to the following address: Corporate Secretary, Penn Millers Holding Corporation., 72 North Franklin Street P.O. Box P, Wilkes-Barre, Pennsylvania 18773-0016. The office of the Corporate Secretary will forward all such correspondence to the appropriate director.

Our Code of Business Conduct and Ethics, Board Committee charters and other corporate governance information are available on the Corporate Governance page of the Investors section on our website at www.pennmillers.com. Any shareholder also may request them in print, without charge, by contacting the Corporate Secretary at Penn Millers Holding Corporation, 72 North Franklin Street P.O. Box P, Wilkes-Barre, Pennsylvania 18773-0016.

Penn Millers’ Commitment to Shareowner-Sensitive Governance

We strive to incorporate best practices into our governance policies, which we conclude are in the best interest of the Company, and support the interests of our stakeholders. We evaluate, on an ongoing basis, corporate governance practices suggested by experts and advisors, in light of our market size and our competitive position.

1.  Separation of Chair and CEO Positions.  As a matter of longstanding policy, the position of Chief Executive Officer and the position of Chair of the Board of Directors are held by different individuals. The Chair of the Board is required to be an “independent director” as defined by NASDAQ standards.

2.  Director Independence.  Other than the CEO, every member of the Board is an “independent director” as defined by NASDAQ standards. Thus, for example, an executive of the Company whose employment is terminated must resign from the Board, and former executives of the Company are not permitted to serve on the Board. The CEO is not a member of the Audit, Compensation, or Governance committees of the Board.

3.  No Conflicts.  Other than the CEO, no member of the Board receives any payment, directly or indirectly from the Company except director fees and travel expenses (and, if the Company were to decide to pay dividends on its shares, such dividends). Thus, for example, other than his/her services as an independent director, no independent director sells any goods or services to the Company. To ensure the effectiveness of these standards, the full Board reviews the annual conflict-of-interest disclosures of all Board members.

4.  Proactive Governance Committee.  The Governance Committee takes very seriously its responsibility to ensure the effectiveness of the Board and Board committees, to build the talent and effectiveness of Board members, and to plan for succession of Board members and Board leaders. The Governance Committee regularly reviews and benchmarks “best practices,” considers carefully which of those practices will work well for Penn Millers and its constituents, and conducts strategic discussions centering on what specific qualities are most desired in filling upcoming vacancies for directors and Board leaders.

5.  Effective Meetings.  Board agendas and meetings are carefully planned to ensure adequate time for thoughtful discussion, rather than passive receipt of presentations. In connection with most meetings and where possible, Board and committee members receive materials a week in advance of the meeting date, in order to ensure they have adequate time to conduct a meaningful review. Board members’ meeting and committee meeting attendance in 2009 was 97%, which was consistent with attendance in prior years. While these practices ensure meaningful discussions and analysis, and at times, debate, the Board maintains an environment of civility and collegiality that encourages Board members to ask questions. To ensure ongoing education and skill-building for Board members, Board meetings and Board committee meetings regularly include education modules with outside experts. Where necessary, Board members are in contact with management and outside advisors outside of these meetings to ensure that action items resulting from these discussions are completed and in order to ensure that they maintain appropriate levels of oversight.

6.  Executive Sessions.  Every Board meeting and every Board committee meeting includes an executive session from which all members of management, including the CEO, are excused. These sessions are far from formalities. Instead, they involve extensive, candid discussion of how the Company and its leaders are performing.

7.  Self-Funded Stock Ownership.  Directors and officers walk in the shoes of the shareholders. In the initial public offering, each director and officer made a substantial investment in shares of the Company. That investment was made with cash from the individual’s own pocket, with no loan or other assistance of any kind from the Company. The Board established an ownership target for each non-management director of an equivalent value of three times the individual’s annual retainer. Each new director is expected to meet or exceed this target within three years of his or her initial election to the Board. Directors Acker, Ackerman, Churnetski, Coleman, Michelstein, Nearing, and Sproul have achieved stock ownership levels in excess of the amount required.

8.  Focus on Risk Management.  Every Board committee, and the Board as a whole, has a defined role in enterprise risk management. Specifically, the Audit Committee focuses on risks relating to loss reserving, risks related to internal controls, and coordination of the Board’s role in risk oversight; the Compensation Committee works to ensure that executive compensation programs are designed to motivate executives to embrace the risks that will build the business in the interests of shareholders and other constituents and to steer clear of risks that are not in the best interests of such constituents; the Finance Committee focuses on risks to the Company’s assets; and the Board as a whole focuses on business risks including underwriting, claims, and catastrophic losses.

9.  Culture of Accountability.  Every individual in the organization is subject to regular performance evaluation. This includes the CEO, the Chair of the Board of Directors, every independent director, every Board committee, and the Board itself.

Every year, the Board and each of its committees evaluate and discuss their respective performance and effectiveness. These evaluations cover a wide range of topics, including but not limited to, the fulfillment of the Board and committee responsibilities identified in the committee charters, which are posted on our website at www.pennmillers.com under Investors: Corporate Governance. The evaluation processes are designed to maximize candor and effectiveness of feedback.

10.  Independent Experts.  The Board of Directors does not hesitate to obtain independent advice in significant matters involving the potential for conflicting interests. In addition, our committee charters provide our committees the authority to independently select and to employ experts, counsel, or other consultants to be paid by the Company, to assist our committees in effectively carrying out their duties, including educating our Board members on new governance developments. For example, in considering whether or not to undertake an initial public offering and through the completion of the offering, the independent directors engaged expert legal counsel distinct from those who represented the Company. Also, the outside consultants who advise the Board on executive compensation were selected by the Board’s Compensation Committee, report directly to the independent chair of that committee, and perform no services for management.

11.  Conduct Codes.  We maintain a Code of Business Ethics and Conflicts of Interest Policy, which is applicable to all of our directors, officers and employees. This code of conduct policy sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, and business ethics. This policy may be found on our website at www.pennmillers.com under Investors: Corporate Governance: Code of Conduct for Directors and Employees. All employees, executive officers and directors are required to certify as to their familiarity and compliance with the Code of Business Ethics and Conflicts of Interest Policy.

We maintain a Code of Business Conduct for Senior Financial Officers, which includes our Chief Executive Officer, Chief Financial Officer, and Controller. This code of conduct policy sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets, business ethics, and the integrity of our internal control systems and financial reporting. This policy may be found on our website at www.pennmillers.com under Investors: Corporate Governance: Code of Conduct for Senior Financial Officers.

We maintain an Ethics Helpline by which employees can report integrity concerns or seek guidance regarding a policy or procedure. The Ethics Helpline is serviced by an independent company and is available 7 days a week, 24 hours a day. The helpline has a toll-free number for our employees and employees can report integrity concerns anonymously. We maintain a formal no retaliation policy that prohibits retaliation or discipline against an employee who raises an ethical concern in good faith. Once a complaint is alleged, the report is forwarded to the Chairman of, or another designated member of, our Governance Committee, which is responsible for oversight of the helpline. Our Governance Committee coordinates with management and outside resources, as appropriate, to investigate the matter, and any ethical or compliance-related issues will not be closed until they have been addressed to his satisfaction. Any matter reported to the Governance Committee that involves accounting, internal control or audit matters, or any fraud involving persons with a significant role in our internal controls, is required to be reported promptly to the Audit Committee, and these committees will coordinate, to the extent necessary, the investigation and resolution of the matter.

Governance Committee Report

The Governance Committee has discussed and reviewed the foregoing qualifications of the director nominees and the information in “Board of Directors and Governance Information” section of this Proxy Statement with the Board. Based upon this review and discussion, the Governance Committee recommended to the Board that the foregoing director nominees be nominated for election by our shareholders at this Annual Meeting and that the “Board of Directors and Governance Information” section be included in this Proxy Statement and, to the extent applicable, incorporated by reference into the Company’s Annual Report on Form 10-K.

Submitted by the Governance Committee of the Board of Penn Millers Holding Corporation:

Dorrance R. Belin (Chair) Heather M. Acker F. Kenneth Ackerman, Jr. John M. Coleman Kim E. Michelstein Robert A. Nearing, Jr. J. Harvey Sproul, Jr.

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP to serve as our independent registered public accounting firm for 2010.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

Representatives of KPMG will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

The shares represented by your proxy will be voted for the ratification of the selection of KPMG unless you specify otherwise. KPMG has served as the independent registered public accounting firm of Penn Millers for over 20 years and worked with us through our transition to a public company.

Audit and Non-Audit Fees

In connection with the audit of the 2009 financial statements, we entered into an agreement with KPMG which sets forth the terms by which KPMG will perform audit services for the Company.

The following table presents fees for professional services rendered by KPMG for the audit of our financial statements for 2009 and 2008, and fees billed for other services rendered by KPMG for those periods:

	2009	2008
Audit fees(1)	$325,000	$300,000
Audit-related fees(2)	75,000	698,500
Tax fees(3)	—	5,875
All other fees	—	—
Total:	$400,000	$1,004,375

(1)	Fees paid were for audits of financial statements, reviews of quarterly financial statements and related reports and reviews of registration statements and certain periodic reports filed with the SEC.
(2)	Services consisted of audit related fees associated with our initial public offering and our statement of actuarial opinion.
(3)	Tax fees related to tax planning and compliance services.

The Audit Committee of the Board considered whether providing the non-audit services shown in this table was compatible with maintaining KPMG’s independence and concluded that it was.

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for appointing, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by the independent registered public accounting firm.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

Report of the Audit Committee

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “Board of Directors and Governance Information — Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning its independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

Submitted by the Audit Committee of the Board of Penn Millers Holding Corporation:

John M. Coleman, Chair Heather M. Acker F. Kenneth Ackerman, Jr. Dorrance R. Belin John L. Churnetski Kim E. Michelstein Donald A. Pizer J. Harvey Sproul, Jr.

PROPOSAL NO. 3 — APPROVAL OF PENN MILLERS STOCK INCENTIVE PLAN

Our Board unanimously adopted a Stock Incentive Plan on July 28, 2009 that is subject to our shareholders’ approval at this Annual Meeting (see Appendix A). The purpose of the Stock Incentive Plan is:

•	to align the interests of our employees with those of our shareholders and through appropriate vesting schedules encourage our employees to remain with the Company, and
•	to assist us in attracting, motivating, and retaining persons who will be in a position to substantially contribute to our financial success.

The Stock Incentive Plan will permit us to make stock or stock-based awards in the form of incentive stock options, nonqualified stock options, restricted common stock, and restricted common stock units to directors and employees. Our non-employee directors will not be eligible to receive awards of incentive stock options under the plan, because under the Internal Revenue Code incentive stock options may only be granted to employees. The Stock Incentive Plan will have a term of ten years (unless our Board terminates the Stock Incentive Plan earlier) and will be administered by the Compensation Committee.

The aggregate number of shares of common stock that can be awarded under the Stock Incentive Plan will be limited to 14% of the number of shares issued in our initial public offering, or 762,163 shares, with:

•	No more than 10% of common stock issued in our initial public offering, or 544,402 shares, being issuable upon exercise of stock options.
•	No more than 4% of common stock issued in our initial public offering, or 217,761 shares, being issuable as restricted stock awards or through the vesting of restricted stock unit awards.

At March 17, 2010, the fair value of our common stock was $11.25 per share. Under the Stock Incentive Plan, the Compensation Committee will determine whether the participant will receive either common stock or cash upon the vesting of a restricted stock unit award.

We may purchase shares of our common stock in the open market to hold as treasury shares for use in issuing stock upon the exercise of stock options, the vesting of a restricted stock unit award not paid in cash, or making restricted stock awards, or we may issue new shares from our authorized but unissued common stock. If we purchase all of the common stock eligible to be issued under the Stock Incentive Plan in the open market, the cost would be $8,574,400, based upon a stock price of $11.25 per share. By purchasing some or all of the shares to be issued under the Stock Incentive Plan in the open market, Penn Millers can reduce the dilution to net income per share and the percentage of shares held by our existing shareholders as the result of the issuance of common stock upon exercise of stock options and vesting of restricted stock awards under the Stock Incentive Plan. Under our stock repurchase plan, as of March 17, 2010 we have repurchased 217,761 shares for funding awards under the Stock Incentive Plan.

All awards granted under the Stock Incentive Plan will be subject to vesting, pre-established performance criteria, or other conditions as the Compensation Committee may in its discretion set, subject to the terms of the Stock Incentive Plan. The failure to satisfy any vesting, performance criteria, or other conditions may result in the forfeiture, lapse, or other loss of the benefit of an award under the Stock Incentive Plan. An award agreement between Penn Millers and the officer, director or employee will evidence the terms of each award, including these conditions.

Vesting of awards may accelerate upon a Change in Control (as defined in the Stock Incentive Plan) and, in certain circumstances, upon a participant’s death or disability. In addition, the Compensation Committee may exercise its discretion to waive a vesting period (but not any performance goals) or forfeiture provision with respect to an award.

Option Awards.  Each option issued under the Stock Incentive Plan will entitle the option holder upon vesting to purchase a number of shares of our common stock, at a price per share, specified in the stock option agreement issued to him or her. Incentive stock options afford favorable tax treatment to recipients upon compliance with certain restrictions under Section 422 of the Internal Revenue Code. Nonqualified stock options are options that do not qualify for the favorable tax treatment of Section 422 of the Code.

Under the Stock Incentive Plan, the exercise price of each stock option must be at least 100% of the fair market value of a share of common stock on the date of award, except that the exercise price of an incentive stock option awarded to an individual who beneficially owns more than 10% of the voting power from all classes of our stock must be at least 110% of the fair market value on the date of award. Because our stock is traded on the NASDAQ Global Market, the fair market value will be the closing sales price on the day the option is awarded, and if no such price is available for that day, the exercise price will be determined by reference to the closing sales price on the preceding day on which prices were quoted.

No taxable income will be recognized by the option holder upon exercise of an incentive stock option, although it may increase the option holder’s alternative minimum tax liability, if applicable. Incentive stock options do not result in tax deductions to Penn Millers unless the option holder fails to comply with Section 422 of the Internal Revenue Code, which requires the option holder to hold shares acquired through exercise of an incentive stock option for two years from the date on which the option is awarded and for more than one year from the date on which the shares are issued upon exercise of the option. If the option holder complies with these requirements, any gain or loss on the subsequent sale of such shares will be long-term capital gain or loss. Generally, if the option holder sells such shares before the expiration of either of these holding periods, then at the time of the sale, the option holder will realize taxable ordinary income equal to the lesser of: (i) the excess of the shares’ fair market value on the date of exercise over the exercise price, or (ii) the option holder’s actual gain, if any, on the purchase and sale. The option holder’s additional gain or any loss upon any such sale will be a capital gain or loss, which will be long-term or short-term, depending upon whether he held the shares for more or less than one year.

Upon the exercise of a nonqualified stock option, the option holder will recognize ordinary income upon the exercise of the nonqualified option in an amount equal to the excess of the then fair market value of the stock acquired over the exercise price. Penn Millers will generally be entitled to a federal income tax deduction equal to the amount reportable as income by the option holder.

Restricted Stock Awards.  Restricted stock is common stock that will be awarded under the Stock Incentive Plan at no cost to the recipient. Restricted stock will be nontransferable and forfeitable until the holder’s interest in the stock vests. Upon vesting and release of the restricted stock, the holder will recognize ordinary income equal to the then fair market value of the shares received, unless a special election has been timely filed with the Internal Revenue Service to recognize as income the value of the restricted stock on the award date. When the holder sells the shares, capital gain and loss rates will apply. Penn Millers will be entitled to a federal income tax deduction equal to the amount reportable as income by the holder.

Restricted Stock Unit Awards.  Restricted stock units are awards denominated in shares of our common stock that, upon vesting, are settled, in the discretion of the Compensation Committee, (a) in cash, based on the fair market value of our common stock on the date of vesting; (b) in our common stock; or (c) a combination of cash and our common stock. Upon vesting of the restricted stock units, the holder will recognize ordinary income equal to the amount of cash received plus, the then fair market value of unrestricted shares received. When the holder sells shares acquired pursuant to the vesting of a restricted stock unit award, capital gain and loss rates will apply. Penn Millers will be entitled to a federal income tax deduction equal to the amount reportable by the holder.

Certain Tax Consequences of Awards.  Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. Compensation attributable to awards made under the Stock Incentive Plan, when combined with all other types of compensation received by a covered employee from Penn Millers, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with treasury regulations promulgated under Section 162(m) of the Internal Revenue Code, awards will qualify as performance-based compensation if the award is granted by the Compensation Committee comprised solely of “outside directors” and either (i) with respect to stock options, the plan contains a per-employee limitation on the number of shares for which such options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the shares on the date of award, or

(ii) the award is subject to the achievement (as specified in writing by the Compensation Committee) of one or more objective performance goal or goals that the Compensation Committee establishes in writing while the outcome is substantially uncertain, and the shareholders approve the performance goal or goals. It is our intention to have awards under the Stock Incentive Plan to executive officers constitute “performance-based compensation” in accordance with the provisions of Section 162(m) of the Internal Revenue Code, but the Compensation Committee may approve awards that do not qualify for maximum deductibility when it deems it to be in the best interest of Penn Millers.

Awards Upon the Approval of the Stock Incentive Plan.  If the Stock Incentive Plan is approved by our shareholders at our Annual Meeting, the following stock awards will be provided under the plan:

•	Grants of restricted stock awards will be issued to replace the Supplemental Executive Retirement Plan benefits for certain named executive officers;
•	Grants of stock options and cash awards as long-term incentive awards for our executive officers under a new Long-Term Incentive Plan;
•	Grants of stock options as long-term incentive awards for certain non-executive employees deemed to be key contributors; and
•	Grants of non-qualified stock options to our non-employee directors.

Restricted Stock Grants to Replace Supplemental Executive Retirement Plan

We currently offer a Supplemental Executive Retirement Plan (SERP), through which we provide additional retirement income to a select group of executives. Employees are eligible to participate in the SERP upon selection by the Compensation Committee. Currently, the following executives are eligible to participate in the SERP: Douglas Gaudet, President and Chief Executive Officer; Michael O. Banks, Executive Vice President, Chief Financial Officer, Treasurer, and Secretary; Harold W. Roberts, Senior Vice President of Agribusiness; and Kevin D. Higgins, Senior Vice President of Claims.

The Board has decided to terminate the SERP upon the approval of our Stock Incentive Plan by our shareholders because the Stock Incentive Plan will provide us with an opportunity to encourage the long-term retention of our executives and will align our executives’ compensation with the achievement of financial and strategic goals and the creation of long-term shareholder value. The Compensation Committee has determined that restricted stock awards are an appropriate mechanism that will adequately compensate the participants for the loss of the SERP benefit and will also align the interests of our management with those of our shareholders. Upon the approval of the Stock Incentive Plan by our shareholders at this Annual Meeting, the Company will terminate the SERP and grant restricted stock to Messrs. Gaudet, Banks, Roberts and Higgins as a replacement for the lost SERP benefit. The number of shares of restricted stock that will be awarded will be based on the present value of each individual’s projected SERP benefit at age 65 divided by the greater of $10 or the market price per share of the Company’s stock on the termination date of the SERP.

Under the Stock Incentive Plan to be approved by our shareholders, no more than 4% of the shares sold in our public offering, or 217,761 shares, can be issued in restricted stock. In no event will the number of restricted shares granted to replace the SERP exceed this limit. The total estimated present value of the SERP benefits that will be replaced is $1,890,000. On the grant date, the number of restricted shares to be issued will be calculated by dividing this present value by the greater of $10 or the closing price of our stock on the date of the award. The restricted stock will vest over a period of six years, 25% at the end of 2010 and 15% in each of the five years thereafter. The annual compensation expense will be calculated based on the closing price of Penn Millers stock on the grant date and is expected to approximate the expense associated with the SERP that would otherwise be incurred during the six years of vesting.

We have purchased shares of our common stock in the open market which are held as treasury shares to settle these restricted stock awards.

Long-Term Incentive Plan Awards for Certain Executive Officers

The long term incentive plan provides for two types of awards:

(1)	Stock options. While no performance goals are linked to stock options, options are viewed to be performance-based because the realizable value received by the recipient from a stock option is based upon the increase in the price of a share above the option exercise price and the vesting period encourages executive retention and the preservation of shareholder value.
(2)	Cash incentives. The executive officer will be required to use the after-tax cash award proceeds to purchase the Company’s common stock in the open market. The performance measures and goals will be the cumulative three year appreciation in book value per share. Book value per share growth goals will be established in a range for threshold, target and maximum cash awards.

The implementation of this long term incentive plan will initially involve the use of shorter-term performance periods. The performance periods and the type of awards for each performance period for the next three years will be as follows:

•	A one year performance period from January 1 to December 31, 2010. The type of award for this performance period will be stock option grants.
•	A two year performance period from January 1, 2010 to December 31, 2011. The type of award for this performance period will be a cash-based plan that is earned if the book value per share growth at the end of the two year period falls within a predetermined range. The executive officer will be required to use the after-tax cash award proceeds to purchase the Company’s common stock in the open market.
•	A three year performance period from January 1, 2010 to December 31, 2012. The type of award for this performance period will be a cash-based plan that is earned if the book value per share growth at the end of the three year period falls within a predetermined range. The executive officer will be required to use the after-tax cash award proceeds to purchase the Company’s common stock in the open market.

The awards will be made to Vice Presidents and above based on target award percentages established for each level. In order to further link pay-for-performance, the Compensation Committee modified the salary amount on which the long-term incentive awards will be calculated. The Committee established that the target salary will be based upon the lower of the named executive officers’ actual salary or the 50th percentile for equivalent positions at the peer group of companies described in our compensation discussion and analysis, which the Compensation Committee considers to be an appropriate reference group. The target salary will be multiplied by the standard percentage for each level to arrive at the award amount. The following table shows the annual target payouts by level:

Title	% of Target Salary
President & CEO	45%
Executive Vice President	30%
Senior Vice President	25%
Vice President	20%

The following is a description of our expected 2010 award opportunities and the applicable performance periods:

Long Term Incentive Plan — for 2010 Performance Period

For the performance period ending December 31, 2010, stock options will be awarded under the plan. The Compensation Committee regards stock options to be an appropriate vehicle to tie compensation directly to shareholder value; and as a result, no performance goals are linked to stock option grants. The options will vest equally over a period of five years and any incentive stock options will be subject to the limits described above. The Compensation Committee believes that the vesting period encourages executive retention, and strikes a proper balance of risk and reward. The options will be granted with an exercise price equal to the closing price on the underlying shares on the grant date and will expire within seven years from the grant date. The stock option share awards will be calculated based on a set percentage of each executive’s 50th percentile peer salary level divided by the fair value of the options on the grant date as derived by an established option pricing model. We have estimated the fair value of these options at $3.90 per share using the Black-Scholes option pricing model. The key assumptions utilized in estimating the fair value for purposes of the following tables were a risk free interest rate of 2.74%, an expected term of 5 years, an exercise price of $11.25 (our March 17, 2010 closing share price), and expected volatility of 35%. The table below illustrates the stock options to be granted to our executive officers assuming a $3.90 per share option value:

2010 Stock Option Awards

Name/Position	2010 Salary	Value of Stock Option Award	% of Salary	Estimated 2010 Stock Option Shares Granted
Douglas A. Gaudet – President & Chief Executive Officer	$351,894	$158,352	45.0%	40,603
Michael O. Banks – Executive Vice President, CFO, Treasurer, & Secretary	$242,187	$67,800	28.0%	17,385
Harold W. Roberts – Senior Vice President of Agribusiness	$191,752	$43,850	22.9%	11,244
Kevin D. Higgins – Senior Vice President Claims	$167,511	$38,200	22.8%	9,795
Jonathan C. Couch – Vice President of Finance and Controller	$137,196	$25,220	18.4%	6,467
Executive Officers as a Group(1)	$1,360,500	$394,491	29.0%	101,152

(1)	Includes our executive officers Keith A. Fry and Joseph J. Survilla.

As of March 17, 2010, the aggregate current market value of the common stock shares underlying these stock option awards to our executive officers is $1,137,960.

Long Term Incentive Plan — 2010 to 2011 Performance Period

The Long Term Incentive Plan for the January 1, 2010 to December 31, 2011 Performance Period will be a cash-based incentive plan whereby the executive officer will be required to use the after-tax cash award proceeds to purchase the Company’s common stock in the open market.

The amount of the cash award will be performance-based and the performance goal criteria established will be cumulative book value per share. The goal will be expressed in the form of a range between a threshold growth rate and a maximum growth rate. A cash-based award will be made to the executive at the end of the two year period if the book value per share growth goal falls within the range. The amount of cash awarded will vary with the increase in book value growth. The Compensation Committee has determined that book value per share is an appropriate measure of performance because it is a key driver of the growth in the market price per share that is within the control of the Company’s executives. The Compensation Committee considers the targets listed below to be appropriate based on the expected timing of the turn in the insurance pricing cycle and the timing of our new products gaining traction in the marketplace.

For the two year performance period ending December 31, 2011, two year cumulative growth in book value per share at certain targeted levels will be required to be attained. The cash award opportunity and the percentage of salary for each award level are as follows:

Two Year Book Value Per Share Cumulative Growth Goal	8.0%	10.0%	12.0%

Name	Threshold		Target		Maximum
Douglas A. Gaudet	22.5%	$79,176	45.0%	$158,352	67.5%	$237,528
Michael O. Banks	14.0%	$33,900	28.0%	$67,800	42.0%	$101,700
Harold W. Roberts	11.4%	$21,925	22.9%	$43,850	34.3%	$65,775
Kevin D. Higgins	11.4%	$19,100	22.8%	$38,200	34.2%	$57,300
Jonathan C. Couch	9.2%	$12,610	18.4%	$25,220	27.6%	$37,830

Interpolation between the threshold, target and maximum goals will be used to determine the actual percentage payable to each executive officer.

Long Term Incentive Plan — 2010 to 2012 Performance Period

The Long Term Incentive Plan for the January 1, 2010 to December 31, 2012 Performance Period will also be a cash-based incentive plan whereby the executive will be required to use the after-tax cash award proceeds to purchase company stock in the open market.

The cash award will be performance-based and the performance goal criteria established will be three-year cumulative book value per share. The goal will be expressed in the form of a range between a threshold growth rate and a maximum growth rate.

For the three year performance period ending December 31, 2012, three year cumulative book value targets will be required to be attained before a cash award will be made. The cash award opportunity and the percentage of salary for each award level are as follows:

Three Year Book Value Per Share Cumulative Growth Goal	16.0%	20.0%	24.0%

Name	Threshold		Target		Maximum
Douglas A. Gaudet	22.5%	$79,176	45.0%	$158,352	67.5%	$237,528
Michael O. Banks	14.0%	$33,900	28.0%	$67,800	42.0%	$101,700
Harold W. Roberts	11.4%	$21,925	22.9%	$43,850	34.3%	$65,775
Kevin D. Higgins	11.4%	$19,100	22.8%	$38,200	34.2%	$57,300
Jonathan C. Couch	9.2%	$12,610	18.4%	$25,220	27.6%	$37,830

Interpolation between the threshold, target and maximum goals will be used to determine the actual percentage payable.

Director Awards

Upon the approval of the Stock Incentive Plan by our shareholders, our directors will be eligible to receive certain stock option and restricted stock and restricted stock unit awards. The Company intends to use these awards, upon the approval of the plan, as part of the directors’ overall compensation package, and thereby, more closely align our directors’ interests with those of our shareholders. In determining the type of equity compensation to be awarded and the terms of the awards, the Compensation Committee will consider several factors, including, but not limited to: the results of peer company surveys, the advice of the independent consulting firm engaged by the Compensation Committee, and the mix of cash and equity-based compensation that promotes the proper balance of risk and reward.

We anticipate that upon the approval of the Stock Incentive Plan by our shareholders, the Company will grant to each non-employee director 1,500 stock options. The aggregate fair market value of the common stock shares underlying these awards is $151,875 as of March 17, 2010. The options will vest over a period of five years and have a seven-year life. The exercise price of each option will be based on Penn Millers’ closing common stock price on the grant date. The grant date fair value of the options will be derived from an established option pricing model. We estimate 2010 annual compensation cost related to these director option awards would be approximately $52,650 based upon an estimated grant date fair value of $3.90 per share.

These option awards will also assist the Board members in meeting their stock ownership requirements. See “Board of Directors and Governance Information — Governance Policies and Practices — Director Stock Ownership” of this Proxy Statement.

Key Contributor Awards

Upon the approval of the Stock Incentive Plan by our shareholders, we expect to grant a pool of options to non-executive employees whom we feel can influence shareholder value based on their responsibilities and accomplishments. The Company intends to use these awards, upon the approval of the plan, to more closely align our employees’ interests with those of our shareholders. We anticipate that upon the approval of the Stock Incentive Plan by our shareholders, the Company will grant no more than 25,000 incentive stock options in any one year to the non-executive group of employees. The options will vest over a period of five years and have a seven-year life. The exercise price of each option will be based on Penn Millers’ closing common stock price on the grant date. The grant date fair value of the options will be derived from an established option pricing model. We estimate 2010 annual compensation cost related to these employee option awards would be approximately $97,500 based upon a grant date fair value of $3.90 per share.

Summary of Awards.  Upon approval of the Stock Incentive Plan, we expect to make the following awards in 2010 thru 2012 described in the table below. This table includes the cash award opportunity that is to be used to buy Penn Millers’ stock but does not include any other awards authorized by the Stock Incentive Plan but yet to be determined. The dollar value of the below awards is calculated using an estimated grant date value of $11.25 per share for restricted stock and $3.90 for stock options.

Name/Position	Target Cash Awards to be Used to Purchase Company Stock	Dollar Value of Options and Restricted Stock	Number of Shares Related to Options and Restricted Stock
Douglas A. Gaudet, President & CEO	$316,704	$1,136,970	127,591
Michael O. Banks, Executive Vice President & Chief Financial Officer	$135,600	$411,967	47,977
Harold W. Roberts, Senior Vice President of Agribusiness	$87,700	$308,333	34,753
Kevin D. Higgins, Senior Vice President of Claims	$76,400	$340,813	36,694
Jonathan C. Couch, Vice President & Controller	$50,440	$25,220	6,467
Total Executive Group (7 persons)	$788,982	$2,284,373	269,141
Non-Executive Director Group (9 persons)	$0	$52,650	13,500
Non-Executive Employee Group (approximately 45 persons)	$0	$97,500	25,000

Stock Ownership Requirements for Executive Officers

To further align the interests of management and our shareholders, we encourage our executive officers to accumulate and retain a significant ownership interest in Penn Millers. This policy establishes a number of shares to be acquired based upon a multiple of the executive officer’s base salary and Success Sharing Program targeted payout. For more information on the Success Sharing Program (SSP), please see “Executive Compensation — Compensation Discussion and Analysis” section of this Proxy Statement. Under this policy, targeted ownership percentages have been established as shown in the table below:

Title	Multiple of Base Salary and SSP Targeted Payout	Estimated Number of Shares(1)
President & CEO	3.0	136,066
Executive Vice President & Senior Vice Presidents (4 persons)	2.0	181,562
Vice Presidents (2 persons)	1.0	31,529

(1)	Estimated number of shares is based on the closing price of our shares as of March 17, 2010 and the aggregate base salary and estimated 2010 SSP payment for each applicable executive officer at the target level. For more information regarding the SSP, please see “Executive Compensation — Compensation Discussion and Analysis” section of this Proxy Statement.

Our executive officers are expected to retain the shares acquired upon exercising of stock options, or upon the vesting of restricted stock or restricted stock units until the ownership requirements are met. The entire executive management team is expected to own and hold between approximately four and five percent of the shares outstanding by the seventh anniversary of our 2009 initial public offering.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PENN MILLERS STOCK INCENTIVE PLAN.

EXECUTIVE COMPENSATION

This section discusses the executive compensation policies and amounts for our President and Chief Executive Officer, Douglas A. Gaudet, and certain executive officers of Penn Millers herein after referred too as our “named executive officers.” The title, age and experience of each of these officers are set forth below.

Our Named Executive Officers

Michael O. Banks, age 50, is our Chief Financial Officer and Treasurer and has served as such since August 2002. His responsibilities are in the areas of administration, financial functions, and human resources. He also currently serves as Secretary, which he was appointed to in September 2004. Mr. Banks has served as an Executive Vice President since March 2004. He previously served as a Senior Vice President from August 2002 until March 2004. Mr. Banks is a former certified public accountant. He graduated from the University of Delaware with a bachelor of science degree in accounting.

Harold W. Roberts, age 55, is our Senior Vice President of Agribusiness and has served as such since March 2006. Prior to his appointment as Senior Vice President of Agribusiness he served as Senior Vice President of Underwriting from October 2004 until January 2006. Previously, he had served as Vice President of Underwriting. Mr. Roberts graduated from Wilkes College with a bachelor of science degree in finance and accounting. Mr. Roberts is also a Chartered Property Casualty Underwriter and is currently a licensed insurance producer in Pennsylvania, New Jersey and Georgia.

Kevin D. Higgins, age 53, is our Senior Vice President of Claims and has served as such since January 2007. He had previously served as Vice President of Claims from May 2003 until December 2006. Mr. Higgins is a Certified Insurance Counselor and is a certified Associate in Claims and Casualty Claims Law Associate. Prior to his employment with Penn Millers, he served in progressive claims leadership roles with Royal & SunAlliance, including as President and Director of Operations of its wholly owned subsidiary, Investigative Resources Global, Inc.

Jonathan C. Couch, age 41, is our Vice President of Finance and Controller and has been with Penn Millers since November 2002. He is responsible for managing all of the financial functions of Penn Millers, including financial reporting, accounting, benefit plans, loss reserves, investments, planning and budgeting. Prior to his employment with Penn Millers, he served in various financial roles at Pitney Bowes, Inc., Andersen Consulting, and Cap Gemini Ernst & Young LLP. Mr. Couch received his bachelor of arts degree in economics and business from Lafayette College and his M.B.A. from the University of Connecticut.

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors, composed entirely of independent directors, is responsible for establishing and reviewing our compensation policies and approving the compensation of our employees, including our executive officers named in the Summary Compensation Table, referred to herein as our “named executive officers.” The Compensation Committee oversees our overall compensation structure, policies and programs, and assesses whether our compensation structure establishes appropriate incentives for management and employees without encouraging risk taking that may have a material adverse affect on the Company.

Compensation Philosophy and Objectives.  The Compensation Committee has sought to design a compensation structure that attracts, motivates and retains qualified and experienced officers and, at the same time, is both reasonable for our organization and competitive in relationship to the marketplace. The compensation structure is designed to support our business strategy and business plan by clearly communicating expectations for executives with respect to goals and rewarding achievement of these goals. Finally, our compensation structure is designed to align our named executive officers’ incentives with performance measures directly related to the Company’s financial goals and the creation of shareholder value.

Our compensation consists primarily of cash compensation in the form of salary and bonuses, and health, welfare and retirement benefits. In connection with the completion of our initial public offering, we implemented an employee stock ownership plan (ESOP) for all employees. In addition, the proposed Stock Incentive Plan will allow us to incorporate into our compensation structure stock options, restricted stock and restricted stock unit awards to directors, officers and other employees. Because equity and performance-based compensation will align our employees’ compensation with the creation of shareholder value, we anticipate that our proposed stock-based benefit plans will play a significant role in our future compensation considerations, particularly for our named executive officers.

The primary objectives of our compensation program are:

•	to align the interests of management, our employees and shareholders through the use of equity-based incentives and plans;
—	We have replaced a defined benefit pension plan for all employees with an employee stock ownership plan.
—	We are proposing to replace a supplemental retirement plan for certain executives with restricted stock.
—	We have established a long term incentive plan for certain executives that awards cash that is intended to be used to purchase Penn Millers’ shares in the open market.
•	to tie total compensation to the achievement of short- and long-term financial and strategic objectives through the use of both short- and long-term incentive plans;
•	to provide competitive compensation in order to attract, retain, and motivate high-performing talent;
•	and to establish a compensation structure that does not encourage unreasonable levels of risk taking that could have a material adverse affect on the Company.

Determination of Compensation Level.  Because the Compensation Committee currently reviews the compensation for employees throughout our organization, our President and Chief Executive Officer, Mr. Gaudet, provides recommendations on matters of compensation philosophy, plan design and the general guidelines for employee compensation, incentive plans, benefit programs, and performance targets. These recommendations are then considered and evaluated by the Compensation Committee. Mr. Gaudet generally attends committee meetings in order to provide information on employee performance, but refrains from participating in discussions regarding his own compensation. The Compensation Committee, in an executive session, reviews and approves corporate goals and objectives for Mr. Gaudet; evaluates his performance with the Governance Committee based upon these goals and objectives; and sets his compensation level on the basis of this evaluation. In order to establish the compensation structure for 2009 and 2010, the Compensation Committee employed Compensation Consulting Consortium (3C) solely to advise the Compensation Committee with regard to the compensation of our executives and independent directors. The consulting firm did not provide any other services to the Compensation Committee or the Company as a whole. The firm conducted a review of external competitiveness of our compensation structure based on publicly available salary surveys and through the publicly available compensation information of a peer group of publicly traded insurance companies of comparable asset size and with comparable revenues. The survey’s objectives were to determine the value and market competitiveness of the total compensation packages for our executives. In its evaluation of market competitiveness, the Compensation Committee focused primarily on the information provided from the peer group analysis, which consisted of the following eight insurance companies: 21st Century Holding Company, Atlantic American Corporation, Bancinsurance Corporation, Eastern Insurance Holdings, Inc., Fremont Michigan InsuraCorp., Inc., GAINSCO, Inc., Mercer Insurance Group, and Unico American Corporation. The peer group of companies has a nationwide span, which we believe is appropriate given that Penn Millers is licensed to do business in various states. The Compensation Committee utilizes these surveys to ensure that the compensation structure allows us to maintain a competitive position in the marketplace for talent. The committee targets benchmark salaries, retirement plans, or benefits to the 50th percentile of the peer group range, and total compensation including bonus and stock-based compensation to the 60th – 75th percentile of the peer group, based upon performance. However, an individual’s total compensation or individual compensation elements may be higher or lower than the peer group due to additional considerations such as the experience the executive brings to the position and the performance and potential of the executive in his or her role.

Our compensation programs are designed to support our business goals and to promote our short- and long-term operating performance objectives and strategies. Our compensation structure reflects the

Compensation Committee’s philosophy that the proportion of compensation that is performance-based should increase with successively higher levels of responsibility, and that superior performance should result in higher levels of compensation. The Compensation Committee believes that the senior executives have greater responsibility for and directly impact the Company’s achievement of multi-year performance objectives and returns on average equity targets. Therefore, the proportion of performance-based elements to the total compensation for the named executive officers is higher. Also, our Stock Incentive Plan, the value of which is completely or partly tied to changes in stock price and book value per share, if approved by our shareholders, will further increase the portion of compensation that is performance-based. These elements are described in further detail below.

Elements of Executive Compensation.  The components of compensation we provide to our named executive officers consist primarily of the following:

•	annual salary, which is set at a level intended to attract and retain employees in a competitive market;
•	annual cash and deferred compensation bonuses which are discretionary and are intended to motivate and reward achievement of annual performance-based measures;
•	beginning in 2010, stock-based compensation, which is designed to align the interests of our employees with those of our shareholders, and in some circumstances to motivate and reward achievement of long term performance-based measures tied to the price and book value of our common stock;
•	post-termination benefits, the purpose of which is to attract and retain employees in a competitive market;
•	retirement and other personal benefits intended to encourage the long term retention of our named executive officers and employees; and
•	other perquisites and benefits in the form of annual stipends intended to make the executives more effective in the performance of their duties, and for recruitment and retention purposes.

Salary.  The salary for each named executive officer, other than Mr. Gaudet is set forth annually by the Board. The salary component of compensation is intended to provide fixed compensation to the executive officer that reflects his job responsibilities, experience, value to Penn Millers, and demonstrated performance. With respect to salary adjustments for Mr. Gaudet and the other named executive officers, the Compensation Committee generally considers a variety of factors, including, but not limited to:

•	the nature and responsibility of the position;
•	the impact, contribution, expertise and experience of the executive;
•	to the extent available and relevant, competitive market information; and
•	the importance of retaining the executive along with the competitiveness of the market for the executive’s talent and services.

Mr. Gaudet’s 2009 salary as set forth in his employment agreement is $342,500. Mr. Gaudet’s 2010 compensation was determined by the Compensation Committee based on results of published surveys of salary projections provided by our executive compensation consultant and with consideration of the factors described above. The non-management directors reviewed the Compensation Committee’s recommendation and approved a 2010 salary for Mr. Gaudet of $351,894.

Messrs. Banks, Roberts, Higgins, and Couch each received a salary for 2009 of $235,706, $186,618, $163,025, and $133,524, respectively. For these named executive officers, the Compensation Committee reviewed Mr. Gaudet’s performance assessments and considered the other factors mentioned above. The Compensation Committee discussed its assessment of each named executive officer with the non-executive members of the Board of Directors and approved the following salaries for 2010: Mr. Banks: $242,187; Mr. Roberts: $191,752; Mr. Higgins: $167,511; and Mr. Couch: $137,196.

Short Term Incentive Compensation.  In addition to salary, we pay annual cash bonuses to our employees, including our named executive officers, under our 2009 Success Sharing Bonus Program (SSP). Under the SSP, all full-time and part-time employees who have completed at least four months of service prior to the end of the calendar year and who during this period satisfactorily perform their duties, tasks, and assignments are eligible to participate in the plan. Bonus awards under the plan are pro-rated based upon the number of full months during the calendar year that an employee was eligible to participate in the plan.

This component of executive compensation is designed to incentivize and reward executives for achieving predetermined and measurable performance goals. In accordance with our philosophy that total compensation should be competitive and that the compensation of named executive officers should be weighted more toward company performance, these persons receive a greater portion of total annual compensation in the form of annual cash bonuses than other employees. Target performance bonuses are established at the beginning of each year and are set as a percentage of base salary or target base salary as determined by the Compensation Committee.

The SSP provides that the Compensation Committee must establish annually the specific performance goals for the basis of award opportunities under the plan. In establishing the goals and criteria, the Compensation Committee may consider any number of business factors, including, but not limited to, economic or industry conditions or forecasts and corporate objectives that include improving profitability, growing market share, deployment of capital, and expense control. The Compensation Committee will generally consider results of the peer survey if one is available and the proportion of incentive cash bonus payments to total compensation. When the criteria for each goal is established, the Compensation Committee will determine the specific weight to be given to each goal that the Compensation Committee considers appropriate given the current industry and economic environment, the importance of each goal to the Company’s corporate objectives, and the Compensation Committee’s view of the relative difficulty of achieving the goal in relation to the target.

For the 2009 and 2010 plan years, bonus awards under the SSP are based on three measures of company performance: return on average equity (ROAE) (60%), gross premium growth (20%), and operating expense control (20%). Because we believe that ROAE measures the quality and profitability of our underwriting and our capital management; and closely aligns company performance to shareholder returns, threshold performance of ROAE must be attained before any bonus payout may be made. In order to support pay-for-performance objectives, employees are afforded the opportunity to earn up to 150% of the target-level payout.

2009 Short Term Incentive Compensation Results

The table below summarizes the threshold, target and maximum objectives for each performance element measure and the respective weight given to each measure in the determination as to whether bonuses were paid for 2009 performance:

Performance Measure	Threshold	Target	Maximum	Weight
ROAE	3.00%	5.25%	7.87%	60%
Gross Premium Growth Rate	1.50%	2.60%	3.80%	20%
Operating Expenses	$16,000,000	$15,700,000	$15,000,000	20%

The objective of the ROAE measure is to ensure the appropriate return on capital and align our employees’ interests with those of our shareholders. In calculating ROAE, we did not include the following items into average shareholders’ equity: impacts on equity for changes in pension liability, realized and unrealized investment gains and losses, results from our discontinued operations and the proceeds from our public offering. The gross premium growth rate was selected as a measure because it reflects the importance of growth in the Company’s strategic goal to significantly improve shareholder value. The operating expense measure does not include expenses associated with the public offering and was selected because the Company believes that controlling expenses is an important element of profitability.

Interpolation within each performance goal level between the threshold, target and maximum goals is used to determine the actual percentage payable for that operational performance measure and each such measure, respectively weighted, is totaled to determine the total bonus award.

As defined in the 2009 SSP Plan, the Company achieved a 6.25% ROAE for 2009, exceeding the 5.25% Target ROAE objective. As a result of our strategic decision to cancel unprofitable agents and exit unprofitable classes of business, Gross Premiums Written declined and the Company fell well short of the Threshold objective for this component. For the Operating Expense objective, controllable expenses finished at approximately $14,653,000 and exceeded the maximum objective of $15,000,000.

At its January 27, 2010 meeting, the Compensation Committee reviewed the preliminary financial results of the Company with respect to the three measures of ROAE, gross premium growth and operating expense control. Furthermore, the Compensation Committee considered the individual contributions made by each of the named executive officers in achieving the 2009 performance goals. After giving consideration to the quantitative and qualitative factors described above, the Compensation Committee recommended to the Board of Directors that the following cash bonuses under the SSP be awarded to Mr. Gaudet and the other named executive officers:

Name	Bonus	Percentage of Base Salary
Douglas A. Gaudet	$156,622	45.7%
Michael O. Banks	$95,875	40.6%
Harold W. Roberts	$75,918	40.6%
Kevin D. Higgins	$66,320	40.6%
Jonathan C. Couch	$47,529	35.5%

Recovery of Bonuses and Incentive Compensation.  Bonus awards to our executive officers under the SSP are subject to a claw-back provision. All bonuses and incentive compensation paid to an officer of the Company (whether in equity or in cash) are subject to recovery by the Company in the event that such bonuses or incentive compensation are based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues, or gains) or other materially inaccurate performance metric criteria; provided that a determination as to the recovery of a bonus or incentive compensation is made within twelve (12) months following the date such bonus or incentive compensation was paid. In the event that the Board of Directors determines by at least a majority vote that a bonus or incentive compensation payment to any or all officers is recoverable, the officer must reimburse the Company for all or a portion of the bonus or incentive compensation, to the fullest extent permitted by law, as soon as practicable following written notice to the officer by the Company. This provision is designed to discourage intentional misconduct that may negatively impact our shareholders.

2010 Short Term Incentive Compensation Goals

The Compensation Committee has determined that the specific 2010 performance goals and performance levels required to earn a payout under the SSP will be as follows:

Performance Measure	Threshold	Target	Maximum	Weight
ROAE	2.50%	5.00%	7.50%	60%
Gross Premium Growth Rate	2.00%	4.00%	6.00%	20%
Operating Expense as a Percentage of Gross Premiums Written	17.1%	16.8%	16.1%	20%

The specific measures at each performance level have been calibrated based on our 2010 financial plans, an evaluation of the insurance market and a review of the publicly available financial data of the following fifteen companies we consider to be our peers for purposes of establishing performance targets: 21st Century Holding Company, Atlantic American Corporation, Baldwin & Lyons, Bancinsurance Corporation, Donegal Group, Eastern Insurance Holdings, Inc., First Mercury Financial Corporation, Fremont Michigan InsuraCorp., Inc., GAINSCO, Inc., Hallmark Financial Services, Inc., Mercer Insurance Group, National Interstate, NYMAGIC, Inc., SeaBright Insurance Holdings, Inc., and Unico American Corporation.

As with 2009, no payout will occur unless the threshold ROAE is achieved. The ROAE measure in 2010 will use actual reported capital and will not be adjusted for the effects of non-operating events, like the public offering in 2009. Therefore, while the ROAE objectives reflect significant improvement in terms of operating profit dollars, they are calibrated to be slightly lower than 2009 targets so as to reflect the excess capital arising from the public offering and consideration of the time that will be required to effectively execute our long-term strategies. With respect to the premium growth objective, the Compensation Committee concluded that although the premium growth performance expectations may be considered aggressive in comparison to the peer group results and the economic outlook generally, the committee concluded that the metrics were attainable and appropriate because achievement of premium growth is a significant long-term strategy for us. The operating expense measure does not include expenses associated with any acquisition or merger, and was selected because the Company continues to believe that controlling expenses is an important element of profitability.

In order to further link compensation to performance, the Compensation Committee modified the salary amount on which the 2010 bonus payments will be calculated. The committee established that the salary target will be based upon the lower of the named executive officers’ actual salary or the 50th percentile for equivalent positions at the peer group of eight companies mentioned above, which the Compensation Committee considers to be an appropriate reference group. The salary target will be multiplied by standard percentages for each level to arrive at the bonus amount. The Compensation Committee believes that the use of a target salary amount precludes annual bonus payouts from increasing solely from cost of living adjustments or other non-performance related factors. The target and maximum bonus awards for 2010 as a percentage of each of the named executive officer’s actual salary is shown by individual in the table below:

Name	Threshold	Target	Maximum
Douglas A. Gaudet	22.5%	45.0%	67.5%
Michael O. Banks	18.7%	37.3%	56.0%
Harold W. Roberts	18.3%	36.6%	54.9%
Kevin D. Higgins	18.2%	36.5%	54.7%
Jonathan C. Couch	16.1%	32.2%	48.3%

The Compensation Committee believes that the targets are reasonably difficult to achieve, but attainable with significant effort, and are designed to incent our executives and employees to drive company performance and the attainment of our strategic initiatives. In addition to company performance measures, the Compensation Committee considers, among other things, individual performance, peer group survey data, the demonstration of leadership and the proportion of cash bonus awards to total compensation

The SSP bonus potential for performance year 2010 for our named executive officers is displayed in the table below:

Name	Threshold	Target	Maximum
Douglas A. Gaudet	$79,176	$158,352	$237,528
Michael O. Banks	$45,200	$90,400	$135,600
Harold W. Roberts	$35,080	$70,160	$105,240
Kevin D. Higgins	$30,560	$61,120	$91,680
Jonathan C. Couch	$22,068	$44,135	$66,203

Stock-Based Compensation.  Our Board adopted a Stock Incentive Plan on July 28, 2009 that is subject to the approval of our shareholders at this Annual Meeting. The purpose of the Stock Incentive Plan is

•	to align the interests of our employees with those of our shareholders and, through appropriate vesting schedules, encourage our employees to remain with the Company, and
•	to assist us in attracting, motivating, and retaining persons who will be in a position to substantially contribute to our financial success.

If the Stock Incentive Plan is approved by our shareholders, the Board will terminate the Supplemental Executive Retirement Plan (SERP), and grant restricted stock to Messrs. Gaudet, Banks, Roberts and Higgins as a replacement for the lost SERP benefit. In addition, if the Stock Incentive Plan is approved the Board will approve a Long-Term Incentive Plan that will consist of stock options awards that will link compensation directly to shareholder value and cash awards that must be used to purchase shares of company stock.

For a more detailed description of the proposed Stock Incentive Plan and the amendments to the SERP and the Long-Term Incentive Plan, which will be instituted upon the shareholder approval of the Stock Incentive Plan, please refer to “Proposal No. 3 — Adoption of Penn Millers Stock Incentive Plan” in this Proxy Statement.

Employee Stock Ownership Plan (ESOP).  In connection with our public offering, we instituted an ESOP in order to compensate our employees over time based on the Company’s overall performance, as measured by changes in stock price. As the ESOP provides the opportunity for every employee to be an “owner” of the Company, we anticipate that the ESOP will encourage our employees to perform above and beyond the levels necessary to achieve our performance objectives and our strategic vision. A participant becomes 100% vested in his or her right to ESOP benefits only after completing six years of service with Penn Millers (20% per year beginning with the participant’s second year of service). Only service after the date of inception of the ESOP counts towards vesting. Vesting is accelerated to 100% upon a participant’s attainment of normal retirement age (age 65), death, or disability. We believe that the relatively long-term nature of the vesting schedule discourages excessive risk-taking for short-term gain and aligns our employees’ interest with those of our shareholders.

For the period from October 31, 2009 to December 31, 2009, 9,000 shares were released from the suspense account to be allocated to eligible participants’ accounts. An independent consultant calculated the amounts to be allocated to each named executive officer’s account based upon the compensation and service parameters outlined in the ESOP plan. The shares allocated to the accounts of Messrs. Gaudet, Banks, Roberts, Higgins and Couch for 2009 were 363, 363, 420, 239, and 119, respectively, with a fair market value on December 31, 2009 of $3,996, $3,996, $4,619, $2,630, and $1,304, respectively.

Effective October 16, 2009 the Company’s Supplemental Employee Retirement Plan (SERP) was amended to provide that the SERP benefit will be reduced by the value of the participant’s ESOP account balance.

Retirement and Other Personal Benefits.  We provide our named executive officers, and in some circumstances, our other employees, with certain retirement benefits, such as a 401(k) plan, and other fringe benefits, such as health insurance coverage and annual stipends as we describe in further detail below. The Compensation Committee believes that such benefits are appropriate for these named executive officers and are consistent with our goal of providing competitive compensation and personal benefits in comparison with our peers and encouraging the long-term retention of these named executive officers.

•	401(k) Plan. We provide all of our employees, including our named executive officers, with tax-qualified retirement benefits through our 401(k) retirement plan. All employees who meet the age and service requirements are eligible to participate in the 401(k) plan on a non-discriminatory basis. We provide a 401(k) matching contribution to employee contributions, up to specified amounts. Participants become vested in the matching contributions in accordance with a five-year ratable vesting schedule. Currently, Messrs. Banks, Roberts, Higgins and Couch are fully vested in our matching contributions. Mr. Gaudet is partially vested (80%) in our matching contributions. In 2009, the Company’s contributions to the 401(k) plan on behalf of Messrs. Gaudet, Banks, Roberts, Higgins, and Couch were $7,350, $7,306, $5,978, $5,239, and $4,014, respectively.
•	Pension Plan. Benefit accruals under our defined benefit pension plan ceased effective October 31, 2009 and the pension plan was “frozen,” because we can now encourage the long-term retention of our named executive officers and other employees through their participation in our ESOP. As a result of the freeze, no participant will earn additional benefits under the pension plan after October 31, 2009 and no new employee will commence participation in (and no rehired former participant will recommence participation in) the pension plan after October 31, 2009.

Currently, Messrs. Banks, Roberts, Higgins and Couch are fully vested in their pension benefits. If a participant had not completed five years of service as of October 31, 2009, then the participant continues to be credited with years of service while the participant continues to be employed by us. Therefore, a participant will not lose any of the benefits to which he or she is entitled under the pension plan as of October 31, 2009. Accrued benefits under the pension plan will not be distributed as a result of the freeze, but will be paid upon retirement or another event that triggers payment under the plan.

The freeze does not affect a former participant or beneficiary who is entitled to benefits under the pension plan. If a participant is currently receiving benefit payments, then the participant’s benefit payments will continue without interruption. Therefore, the freeze fixes the cost of the pension plan to Penn Millers, but does not terminate the pension plan. If we decide to terminate the pension plan, we would be required to contribute the amount necessary to fund the present value of all accrued benefits under the pension plan so that the accrued benefits could be distributed in the form of cash or guaranteed annuity contracts to participants. We have no plans at this time to terminate the pension plan.

•	Supplemental Executive Retirement Plan (SERP). We also offer a SERP, through which we provide additional retirement income to a select group of executives. Under the SERP, a participant receives benefits to be distributed following retirement and vests in these benefits following ten years of tenure with Penn Millers. Employees are eligible to participate in the SERP upon selection by the Compensation Committee. Currently, only Mr. Roberts is vested in his SERP benefits and only Messrs. Gaudet, Banks, Roberts and Higgins participate in the SERP. Effective October 16, 2009 the SERP was amended to provide that the SERP benefit will be reduced by the value of the participant’s ESOP account balance.

Nonqualified Deferred Compensation and Company Incentive Plan (NQP).  We currently sponsor a Nonqualified Deferred Compensation and Company Incentive Plan. The plan is designed to provide for certain highly compensated and management employees of Penn Millers (i) an additional opportunity for retirement income, and (ii) deferral of receipt of all or a portion of the compensation the employees would otherwise receive. Employees are eligible to participate in the plan upon selection by the Compensation Committee. Currently, all of our executive officers are eligible to participate in this plan. The plan enables participants to defer base compensation or bonuses which will result in the deferral of federal income taxation under Internal Revenue Code Section 409A. Participants are eligible to defer up to 50% of their base compensation and 100% of their bonus. In addition, if the participant accomplishes certain performance levels, Penn Millers will make incentive contributions to the participant’s account. As shown in the table below, for 2009 incentive contributions under the plan are based on three measures of company performance: return on average equity (ROAE) (60%), gross premium growth (20%), and operating expense control (20%); the same criteria established by the Compensation Committee under the 2009 Success Sharing Bonus Program:

Performance Measure	Threshold	Target	Maximum	Weight
ROAE	3.00%	5.25%	7.87%	60%
Gross Premium Growth Rate	1.50%	2.60%	3.80%	20%
Operating Expense	$16,000,000	$15,700,000	$15,000,000	20%

The maximum incentive contribution for 2009 as a percentage of the participant’s base salary at the threshold, target and maximum levels is shown by position in the table below:

Title	Threshold	Target	Maximum
Chief Executive Officer	6.0%	12.0%	18.0%
Executive Vice President & Senior Vice Presidents	5.0%	10.0%	15.0%
Vice Presidents	4.0%	8.0%	12.0%

At its January 27, 2010 meeting, the Compensation Committee reviewed the preliminary financial results of the Company with respect to the three measures of ROAE, gross premium growth and operating expense control. Furthermore, the Compensation Committee considered the individual contributions made by the named executive officers in achieving the 2009 performance goals. After giving consideration to the quantitative and qualitative factors described above, the Compensation Committee recommended to the Board of Directors that the following amounts be contributed to participants’ accounts under the Nonqualified Deferred Compensation and Company Incentive Plan:

Name	Company Contribution	Percentage of Base Salary
Douglas A. Gaudet	$41,766	12.2%
Michael O. Banks	$23,969	10.2%
Harold W. Roberts	$18,980	10.2%
Kevin D. Higgins	$16,580	10.2%
Jonathan C. Couch	$10,864	8.1%

The incentive contributions vest pursuant to a five year ratable vesting schedule. Distributions of payments under the plan commence upon normal or early retirement, separation from service, and death or disability. The participant may elect to receive distributions either in a lump sum or in annual installments over a period not exceeding ten years. In 2009, Penn Millers did not make any contributions to the accounts of the named executive officers.

By utilizing vesting schedules of substantial periods, we believe our 401(k) and Nonqualified Deferred Compensation and Company Incentive Plan will help promote the long-term retention of talented executives.

Perquisites and Other Compensation.  Our named executive officers are each entitled to participate in insurance, vacation, and other fringe benefit programs that Penn Millers maintains for its other employees. We provide three types of insurance to eligible employees: life, accident and health, and disability income. We provide these benefits to help alleviate the financial costs and loss of income arising from illness, disability or death, and to allow employees to take advantage of reduced insurance rates available under group policies. Under his employment agreement, Mr. Gaudet received a stipend of $18,000 in lieu of any car allowance, country club fees or other perquisites and reimbursements. Messrs. Banks, Roberts and Higgins received an annual stipend in lieu of a car allowance, country club memberships and other perquisites and reimbursements of $15,000, $10,000 and $10,000, respectively. The Compensation Committee believes that such benefits are appropriate for these named executive officers and are consistent with our goal of providing competitive compensation and personal benefits in comparison with our peers. At the January 27, 2010 meeting, the Compensation Committee approved annual stipends for certain named executive officers. The Compensation Committee intends for these benefits to compensate individuals for certain expenses necessary for the named executive officer to fulfill his duties and responsibilities in the most effective and efficient manner. In determining the amounts to be provided, the Compensation Committee considers results of the peer company survey, the current industry and economic environment, and the expectations of the duties the executive will be required to undertake. For 2010, the Compensation Committee approved the following annual stipends in lieu of a car allowance, country club memberships and other perquisites and reimbursements: Mr. Gaudet: $18,000; Mr. Banks $15,000; Mr. Roberts $10,000; and Mr. Higgins $10,000.

Employment Agreements.  We enter into employment agreements with our executive officers, including our named executive officers, when we determine that an employment agreement is warranted in order to ensure the executive’s continued employment in light of prevailing market competition for the particular position held by the executive officer, or where it is determined to be necessary in light of the prior experience of the executive or practices at Penn Millers with respect to other similarly situated employees. Based on the evaluation of these factors, we currently have employment agreements with all of our executive officers. The post-termination benefits within the named executive officers’ employment agreements are further described in the section entitled “Benefits Provided in Connection with Termination or Change in Control.” Douglas A. Gaudet, Michael O. Banks, Harold W. Roberts, Kevin D. Higgins, and Jonathan C. Couch are each parties to employment agreements with Penn Millers. Mr. Gaudet’s employment agreement, dated August 14, 2009, has a three year term that expires on August 14, 2012. Messrs. Banks, Roberts, and Higgins and Couch each have employment agreements dated August 14, 2009 with two year terms that expire on August 14, 2011. Unless either party has given the other party written notice at least 90 days prior to the anniversary date of the agreement that such party does not agree to renew the agreement, then the employment agreements automatically renew for an additional one year term. In addition, if a change in control occurs during the term of the agreements, the agreements will continue for at least two years after the change in control.

Messrs. Banks, Roberts, Higgins and Couch received base salaries of $235,706, $186,618, $163,025, and $133,524, respectively, in 2009. Pursuant to his employment agreement, Mr. Gaudet received a salary of $342,476 in 2009. The salary of each of the named executive officers is reviewed periodically for merit or cost-of-living increases and may be increased pursuant to the policies then in effect related to executive compensation. Pursuant to the terms of his employment agreement, the base compensation paid to Mr. Gaudet in any calendar year may not be less than the base compensation paid to him in the previous year, except for a reduction which is proportionate to a company-wide reduction in executive or senior management pay, exclusive of eliminated or unfilled positions. As described in the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors, and the Board approved the following 2010 salary amounts for Messrs. Gaudet, Banks, Roberts, Higgins, and Couch of $351,894, $242,187, $191,752, $167,511, and $137,196, respectively.

Benefits Provided in Connection with Termination or Change in Control.  If Mr. Gaudet is terminated without Cause absent a Change in Control (as such terms are defined in his employment agreement), he will be entitled to receive his base compensation, health care benefits, and annual stipend as then in effect for two years. In addition, Mr. Gaudet is entitled to receive a lump-sum payment equal to two times his target annual bonus in the year of termination and outplacement services in an amount not to exceed $25,000. If Messrs. Banks, Roberts, or Higgins is terminated without Cause absent a Change in Control (as such terms are defined in their employment agreements), they will be entitled to receive the continuation of their base compensation and health care benefits as then in effect for a period of one year. If Mr. Couch is terminated without Cause absent a Change in Control (as such terms are defined in his employment agreement), he will be entitled to receive the continuation of his base compensation and healthcare benefits then in effect for six months. In addition to the foregoing, Messrs. Banks, Roberts, Higgins, and Couch shall be entitled to receive outplacement services in an amount not to exceed $10,000 (if terminated prior to age 62) and a pro-rata payment under the Success Sharing Program based on actual performance.

Following their termination of employment, Penn Millers will provide Messrs. Gaudet, Banks, Roberts, Higgins, and Couch with their accrued but unpaid base salary and benefits and such amounts and benefits to which they may otherwise be entitled under the retirement, insurance, and similar programs of Penn Millers in which they participated immediately prior to their termination, but eligibility for these benefits may be limited if full payment would be deemed a “parachute payment” under Section 280G of the Internal Revenue Code.

If Messrs. Gaudet, Banks, Roberts, Higgins, or Couch terminate employment voluntarily without Good Reason and, if such termination occurs on or after age 65, they will be entitled to receive a pro-rata payment under the 2009 Success Sharing Program and pro-rata vesting of all outstanding performance based equity awards, based on actual performance. Upon Mr. Roberts’ termination of employment for any reason other than for Cause, he is entitled to certain payments under the SERP, or if greater, certain payments designed to replace his benefits under the SERP.

If Messrs. Gaudet, Banks, Roberts, or Higgins, are terminated as a result of a disability or death, they will receive continuation of their base compensation for twelve months, less any amounts payable to them under any disability insurance plan or policy provided by Penn Millers, and continuation of their employer-provided health care benefits for twelve months at the level and cost to them and for their qualified dependents as in effect at the time of their disability or death, and a pro-rata payment under the 2009 Success Sharing Program based on actual performance.

If Messrs. Gaudet, Banks, Roberts, or Higgins have reached age 55 or have 10 years of service in the year of their termination as a result of a disability or death, any unvested and outstanding equity awards will be payable in-kind based upon the number of full months that have elapsed from the grant date of the award and the termination date. The in-kind payment will be due within 60 days following the termination date. Any performance-based equity awards will be paid at target levels. If Mr. Couch is terminated as a result of disability or death, he will receive a pro-rata payment under the Success Sharing Program based on actual performance.

Should Messrs. Gaudet, Banks, Roberts, Higgins, or Couch become subject to the excise tax provisions of Section 4999 of the Internal Revenue Code as a result of any compensation and benefits received under their employment agreements, such compensation and benefits will be reduced by the minimum amount necessary to avoid the application of Section 280G of the Code, unless they would receive in the aggregate greater value on an after-tax basis if all such compensation and benefits were not subject to such reduction.

If any payment under an employment agreement for Messrs. Gaudet, Banks, Roberts, Higgins, or Couch is or becomes subject to Section 409A(a)(2)(B)(i) of the Code, such payments will be delayed, for a period of six months, accumulated with all other delayed payments, and paid on the day following such six-month period. All other remaining payments will be made as otherwise required by the employment agreements.

If Messrs. Gaudet, Banks, Roberts, or Higgins, is terminated without Cause or voluntarily terminate their employment for Good Reason on or within 24 months after a Change in Control (as such terms are defined in the employment agreements), they will each be entitled to receive a lump sum payment equal to their current base salary and the continuation of their base salary for a period of one year. They will also be entitled to employer-provided health care benefits for two years following their termination date. In addition to the foregoing, Messrs. Gaudet, Banks, Roberts, and Higgins shall be entitled to receive a lump sum payment equal to two times their annual stipend, a pro-rata payment under the 2009 Success Sharing Program based on actual performance, and immediate and full vesting of all outstanding equity awards (with performance-based awards paid at target levels). If terminated prior to age 62, Mr. Gaudet would be entitled to receive outplacement services in an amount not to exceed $25,000 and Messrs. Banks, Roberts, and Higgins would be entitled to receive outplacement services not to exceed $10,000. Messrs. Gaudet and Banks shall also receive a lump-sum payment equal to two times their target annual bonus in the year of termination.

If Mr. Couch is terminated without Cause or voluntarily terminates his employment for Good Reason on or within 24 months, after a Change in Control, he will be entitled to receive a lump sum payment of 0.5 times his current base salary and the continuation of his base salary for a period of six months. He would also be entitled to employer-provided health care benefits for 12 months following his termination date, outplacement services in an amount not to exceed $10,000 (if terminated prior to age 62), a success sharing payment based on actual performance, and immediate and full vesting of all outstanding equity awards (with performance-based awards paid at target levels).

The employment agreements further provide that during the employment period, and during the “Restricted Period” (as defined below) the named executive officers may not solicit or induce away from Penn Millers, any person who is an employee, customer, or supplier of Penn Millers, or solicit or induce any entity doing business with Penn Millers to cease doing business with Penn Millers.

During the employment period and Restricted Period, the named executive officers may not directly or indirectly, own, manage, operate, render services for (as a consultant or an advisor) or accept any employment with Nationwide Agribusiness Insurance Company, Michigan Millers Insurance Company or Westfield Insurance Company; the agribusiness insurance business of any other insurance company whose business has, or could reasonably be expected to have, a material adverse effect on Penn Millers’ insurance business; and any other property and casualty insurance or reinsurance line of business within a 50 mile radius of Wilkes-Barre, Pennsylvania to the extent that such ownership, management, operating, rendering of services or employment (and the activities necessarily incident thereto) have, or could reasonably be expected to have, a material adverse effect on Penn Millers’ insurance business.

The term “Restricted Period” is described below as it applies to each named executive officer under each reason for termination. Prior to receiving any severance benefits, our executive officers have agreed to execute release agreements.

Reason for Termination	Mr. Gaudet	Mr. Banks	Mr. Roberts	Mr. Higgins	Mr. Couch
Involuntary termination for Cause	24-month period following termination	12-month period following termination	12-month period following termination	12-month period following termination	6-month period following termination
Voluntary termination without Good Reason	24-month period following termination	12-month period following termination	12-month period following termination	12-month period following termination	6-month period following termination
Voluntary termination prior to Change in Control that would amount to Good Reason*	Up to 24-month period following termination	Up to 12-month period following termination	Up to 12-month period following termination	Up to 12-month period following termination	Up to 6-month period following termination
Termination for Disability	Date of termination	Date of termination	Date of termination	Date of termination	Date of termination
Involuntary Termination without Cause prior to a Change in Control	24-month period following termination	12-month period following termination	12-month period following termination	12-month period following termination	6-month period following termination
Involuntary termination without Cause or voluntary termination for Good Reason on or within 24 months after a Change in Control	24-month period following termination	24-month period following termination	24-month period following termination	24-month period following termination	12-month period following termination

*	In the event of a voluntary termination of employment that would amount to Good Reason but for the fact that it occurred prior to a Change in Control, we have the option to pay for a restrictive covenant.

Potential Post Employment Payments

The table below illustrates the amounts that would be payable to each named executive officer in the event of disability, or upon termination of employment on December 31, 2009. The actual amounts that would be payable to each named executive officer can only be determined at the time of such executives’ termination or change in control and are likely to be materially different than the amounts reported below:

		Disability	Absent Change in Control – Involuntary Termination Not For Cause(1)	After Change in Control – Involuntary Termination Not For Cause OR Voluntary Termination For Good Reason(1)
Douglas A. Gaudet	Cash Severance	$366,181	$1,179,963	$1,184,315
	Welfare benefits continuation(2)	$5,044	$10,047	$10,047
	Outplacement	—	$25,000	$25,000
	Value of accelerated SERP	—	—	—
	Value of accelerated NQP	$19,521	$19,521	$19,521
	Potential reduction in payout due to operation of Code Section 280G	—	—	($129,893)
	Total	$390,746	$1,234,531	$1,108,990
Michael O. Banks	Cash Severance	$199,118	$345,525	$784,795
	Welfare benefits continuation(2)	$6,632	$6,632	$13,209
	Outplacement	—	$10,000	$10,000
	Value of accelerated SERP	—	—	—
	Value of accelerated NQP	$12,385	$12,385	$12,385
	Potential reduction in payout due to operation of Code Section 280G	—	—	—
	Total	$218,135	$374,542	$820,389
Harold W. Roberts	Cash Severance	$150,162	$271,670	$468,260
	Welfare benefits continuation(2)	$6,537	$6,537	$13,019
	Outplacement	—	$10,000	$10,000
	Value of accelerated SERP	—	—	—
	Value of accelerated NQP	$32,338	$32,338	$32,338
	Potential reduction in payout due to operation of Code Section 280G	—	—	—
	Total	$189,037	$320,545	$523,617
Kevin D. Higgins	Cash Severance	$131,192	$238,572	$411,556
	Welfare benefits continuation(2)	$4,972	$4,972	$9,902
	Outplacement	—	$10,000	$10,000
	Value of accelerated SERP	—	—	—
	Value of accelerated NQP	$7,312	$7,312	$7,312
	Potential reduction in payout due to operation of Code Section 280G	—	—	—
	Total	$143,476	$260,856	$438,770
Jonathan C. Couch	Cash Severance	$47,529	$114,130	$180,892
	Welfare benefits continuation(2)	—	—	—
	Outplacement	—	$10,000	$10,000
	Value of accelerated SERP	—	—	—
	Value of accelerated NQP	—	—	—
	Potential reduction in payout due to operation of Code Section 280G	—	—	—
	Total	$47,529	$124,130	$190,892

(1)	For salary, bonus and medical continuation payment calculation, and time and form of such payments, see “Employment Agreements” and “Benefits Provided in Connection with Termination or Change in Control.”

(2)	Present value of welfare benefits continuation. For purposes of this table, we assumed no increases in the cost of welfare benefits and no taxes on these welfare benefits.

Compensation Committee Report

The Compensation Committee has discussed and reviewed the foregoing Compensation Discussion and Analysis with the Company’s management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Board of Directors of Penn Millers Holding Corporation:

John L. Churnetski (Chair)
Heather M. Acker
F. Kenneth Ackerman
Dorrance R. Belin
Robert A. Nearing, Jr.
Donald A. Pizer
James M. Revie
J. Harvey Sproul, Jr.

Compensation Committee Interlocks and Insider Participation

None of the members of the Board who served on the Compensation Committee during the fiscal year 2009 was an officer or employee of the Company or any if its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the total annual compensation paid or accrued by us on behalf of our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers who served in such capacities at December 31, 2009, which we refer to collectively as our named executive officers:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Douglas A. Gaudet President and Chief Executive Officer	2009	342,476	—	—	—	156,622	179,766	31,098	709,962
	2008	342,476	—	—	—	—	75,996	23,207	441,679
Michael O. Banks, Executive Vice President and Chief Financial Officer	2009	235,706	—	—	—	95,875	87,969	28,895	448,445
	2008	235,706	—	—	—	—	20,691	26,536	282,933
Harold W. Roberts, Chief Underwriting Officer	2009	186,618	—	—	—	75,918	90,980	22,279	375,795
	2008	186,589	—	—	—	—	111,702	16,456	314,747
Kevin D. Higgins, Sr. Vice President of Claims	2009	163,025	—	—	—	66,320	54,580	18,901	302,826
	2008	162,983	—	—	—	—	25,346	15,425	203,754
Jonathan C. Couch, Vice President of Finance and Controller	2009	133,524	—	—	—	47,529	16,864	5,898	203,815
	2008	133,524	—	—	—	—	6,205	4,162	143,891

(1)	Reflects incentive compensation paid in 2010 under the Company’s 2009 Success Sharing Bonus Program for performance year 2009. For a discussion of the Company’s 2009 Success Sharing Bonus Program, see the “Compensation Discussion and Analysis-Short-Term Compensation” section.
(2)	For 2009, includes amounts earned in 2009 under the Company’s Nonqualified Deferred Compensation and Company Incentive Plan. For a discussion of the Company’s sponsorship of this plan, see the “Compensation Discussion and Analysis Nonqualified Deferred Compensation and Company Incentive Plan” section.
(3)	For 2009, “All Other Compensation” consists of matching contributions to the Company’s 401(k) plan, life and disability insurance premiums, the value of shares of our common stock allocated under the ESOP at December 31, 2009, reimbursements for certain charitable contributions made by the executives and annual stipends paid in lieu of car allowances, country club memberships and other perquisites:

Mr. Gaudet: 401(k) match: $7,350; life and disability insurance: $1,752; ESOP value: $3,996; annual stipend: $18,000.

Mr. Banks: 401(k) match: $7,306; life and disability insurance: $1,152; reimbursement for charitable contributions made by him in 2009: $1,441; ESOP value: $3,996; annual stipend: $15,000.

Mr. Roberts: 401(k) match: $5,978; life and disability insurance: $1,682; ESOP value: $4,619; annual stipend; $10,000.

Mr. Higgins: 401(k) match: $5,239; life and disability insurance: $1,032; ESOP value: $2,630; annual stipend: $10,000.

Mr. Couch: 401(k) match: $4,014; life and disability insurance: $580; ESOP value: $1,304.

GRANT OF PLAN-BASED AWARDS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2009

The following table sets forth information concerning plans that provide for certain incentive awards. Currently, our only non-equity incentive plan is the 2009 Success Sharing Bonus Program. No stock-based awards have been granted because no stock-based incentive plan has been implemented. Our Stock Incentive Plan is subject to the approval of our shareholders at this Annual Meeting:

	Grant Date	Under Non-Equity Incentive Plan awards(1)			Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Closing Price on Date of Grant ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Douglas A. Gaudet		38,581	154,322	231,483	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Michael O. Banks		23,617	94,467	141,701	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Harold W. Roberts		18,701	74,804	112,206	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Kevin D. Higgins		16,337	65,347	98,020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Jonathan C. Couch		11,708	46,832	70,247	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Reflects incentive compensation calculated under the Company’s 2009 Success Sharing Bonus Program for performance year 2009.

For a discussion of the Company’s 2009 Success Sharing Bonus Program, see the “Compensation Discussion and Analysis-Short-Term Compensation” section.

PENSION BENEFITS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2009

The following table sets forth information concerning plans that provide for payments or other benefits at, following, or in connection with, retirement for each named executive office under our Pension Plan and SERP:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit($)(1)	Payments During Last Fiscal Year ($)
Douglas A. Gaudet	Defined Benefit Pension Plan	4	$48,000	$—
	Supplemental Executive Retirement Plan	4	$300,000	$—
Michael O. Banks	Defined Benefit Pension Plan	7	$79,000	$—
	Supplemental Executive Retirement Plan	7	$77,000	$—
Harold W. Roberts	Defined Benefit Pension Plan	34	$439,000	$—
	Supplemental Executive Retirement Plan	34	$265,000	$—
Kevin D. Higgins	Defined Benefit Pension Plan	7	$63,000	$—
	Supplemental Executive Retirement Plan	7	$50,000	$—
Jonathan C. Couch	Defined Benefit Pension Plan	7	$28,000	$—
	Supplemental Executive Retirement Plan	N/A	$—	$—

(1)	The present value of accumulated benefits was calculated with the following assumptions:
•	Retirement occurs at age 65;
•	At retirement, the participants take a lump sum based on the accrued benefit as of December 31, 2009;
•	The lump-sum benefit is calculated using an interest rate of 5.84% for the pension and 5.67% for the SERP; and
•	The lump sum is discounted to December 31, 2009 at a rate of 5.84% and 5.67% per year, for the pension plan and SERP, respectively.

NON-QUALIFIED DEFERRED COMPENSATION

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2009

The following table sets forth information concerning the Company’s Nonqualified Deferred Compensation and Company Incentive Plan, which provides for the deferral of compensation for each of our named executive officers on a basis that is not tax-qualified:

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Douglas A. Gaudet	$—	$—	$4,366	$—	$19,521
Michael O. Banks	$—	$—	$3,360	$—	$12,385
Harold W. Roberts	$—	$—	$8,160	$—	$32,338
Kevin D. Higgins	$—	$—	$1,832	$—	$7,312
Jonathan C. Couch	$—	$—	$—	$—	$—

DIRECTOR COMPENSATION

The Compensation Committee of the Board reviews the significance and appropriateness of the components of non-employee director compensation and recommends to the full Board for approval of the amount and composition of Board compensation for non-employee directors. Directors who are our employees are not compensated for their service on the Board. The objectives of our non-employee director compensation are to compensate directors in a manner that attracts and retains highly qualified directors and to set compensation at levels that will not call into question any director’s objectivity.

In 2009, each of our non-employee directors received an annual retainer of $20,000, except for our Chairman, Vice Chairman and Audit Committee Chairman, and a fee of $1,000 for each board meeting attended. Additionally, each of our non-employee directors received a fee of $500 per committee meeting attended, except for the Chairperson of the respective committee, who received a fee of $1,000 per committee meeting. Our Chairman of the Board, Mr. Sproul, received an annual retainer of $32,000, and our Vice Chairman of the Board, Mr. Ackerman, received an annual retainer of $22,000. In his role as our Audit Committee Chairman, Mr. Coleman is entitled to receive an annual retainer of $23,000.

For 2010, each of our non-employee directors will receive an annual retainer of $20,000, except for our Chairman, Vice Chairman and Audit Committee Chairman, and a fee of $1,000 for each board meeting attended. Additionally, each of our non-employee directors will receive a fee of $500 per committee meeting attended, except for the Chairperson of the respective committee, who will receive a fee of $1,000 per committee meeting. Our Chairman of the Board will receive an annual retainer of $32,000, and our Vice Chairman of the Board will receive an annual retainer of $22,000. Our Audit Committee Chairman, will receive an annual retainer of $24,500. The Compensation Committee determined that the increase in Mr. Coleman’s retainer as Audit Committee Chairman was appropriate given the increased compliance requirements of a publicly-traded company and the Board’s desire to adequately compensate Mr. Coleman for his increased responsibilities.

Upon the approval of the Stock Incentive Plan by our shareholders, our directors will be eligible to receive certain non-qualified stock option and restricted stock and restricted stock unit awards. The Company intends to use these awards, upon the approval of the plan, as part of the directors’ overall compensation package, and thereby, more closely align the interests of our directors with those of our shareholders. In determining the type of equity compensation to be awarded and the terms of the awards, the Compensation Committee will consider several factors, including, but not limited to: the results of peer company surveys, the advice of the independent consulting firm engaged by the Compensation Committee, and the mix of cash and equity-based compensation that promotes the proper balance of risk and reward. For a more detailed description of the proposed Stock Incentive Plan and the changes to director compensation expected upon its approval by shareholders, please refer to “Proposal No. 3 — Approval of Penn Millers Stock Incentive Plan” of this Proxy Statement.

The table below summarizes the total compensation paid to our non-employee directors for the fiscal year ended December 31, 2009:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
J. Harvey Sproul, Jr.	$54,000	$—	$—	$—	$—	$—	$54,000
Heather M. Acker	$39,000	$—	$—	$—	$—	$—	$39,000
F. Kenneth Ackerman, Jr.	$44,500	$—	$—	$—	$—	$—	$44,500
Dorrance R. Belin	$41,500	$—	$—	$—	$—	$—	$41,500
John L. Churnetski	$36,500	$—	$—	$—	$—	$—	$36,500
John M. Coleman	$41,500	$—	$—	$—	$—	$—	$41,500
Kim E. Michelstein	$42,000	$—	$—	$—	$—	$—	$42,000
Robert A. Nearing, Jr.	$35,000	$—	$—	$—	$—	$—	$35,000
Donald A. Pizer	$25,500	$—	$—	$—	$—	$—	$25,500
James M. Revie	$30,500	$—	$—	$—	$—	$—	$30,500

Principal Shareholders

The following table sets forth information regarding persons or entities that we believe own of record or beneficially, as of March 17, 2010, five percent or more of the outstanding shares of our common stock:

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock
Castine Capital Management, LLC(1) One International Place, Suite 2401 Boston, Massachusetts 02110	506,851	9.70%
Wells Fargo and Company(2) 420 Montgomery Street San Francisco, California 94104	424,509	8.12%
Wellington Management Company, LLP(3) 75 State Street Boston, Massachusetts 02109	538,958	10.31%
First Opportunity Fund, Inc.(4) 2344 Spruce Street, Suite A Boulder, Colorado 80302	339,603	6.50%

(1)	Castine Capital Management, LLC shares dispositive and voting power over 333,510 of its shares with Castine Partners II, LP.
(2)	Wells Fargo and Company is the holding company for Wells Capital Management Incorporated, a registered investment adviser, which has sole voting power and sole dispositive power over 387,100, and 397,100 shares, respectively.
(3)	Wellington Management Company, LLP is an investment adviser, which is deemed to be the record owner of the shares held by its clients. Its clients include, First Opportunity Fund, which holds over 5% of our outstanding common stock shares.
(4)	First Opportunity Fund, Inc., is a registered closed-end investment company with the sole power to vote or to direct the vote and shared power to dispose or to direct the disposition of 339,603 shares of our common stock.

BENEFICIAL OWNERSHIP BY MANAGEMENT

The following table sets forth information concerning the number of shares of our common stock beneficially owned, as of March 17, 2010, by each present director, nominee for director, and each executive officer appearing below:

Name	Number of Shares(1)	Percent
Directors:
Heather M. Acker	8,500	*
F. Kenneth Ackerman, Jr.	10,000	*
Dorrance R. Belin	5,000	*
John L. Churnetski	7,500	*
John M. Coleman	22,500	*
Douglas A. Gaudet	30,363	*
Kim E. Michelstein	10,000	*
Robert A. Nearing, Jr.	7,500	*
Donald A. Pizer	5,000	*
James M. Revie	5,000	*
J. Harvey Sproul, Jr.	10,000	*
Executive Officers:
Michael O. Banks	10,363	*
Jonathan C. Couch	2,619	*
Keith A. Fry	0	*
Kevin D. Higgins	2,739	*
Harold W. Roberts	2,420	*
Joseph J. Survilla	812	*
All Directors and Executive Officers as a Group (17 persons)	140,316	2.7%

(1)	Includes shares allocated to employee accounts under our employee stock ownership plan. Messrs. Gaudet, Banks, Roberts, Higgins, Couch and Survilla have earned 363, 363, 420, 239, 119, and 212 shares each, respectively. These shares, all of which are currently unvested but eligible to be voted by the holder, vest over 6 years.
*	Less than one percent

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and NASDAQ. Executive officers, directors, and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such reports and written representations from our executive officers, directors and chief accounting officer, we believe that our executive officers and directors complied with all Section 16(a) filing requirements during 2009.

SHAREHOLDER PROPOSALS FOR OUR 2011 ANNUAL MEETING OF SHAREHOLDERS

If any shareholder wishes to propose a matter for consideration at our 2011 Annual Meeting of Shareholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, 72 North Franklin Street P.O. Box P, Wilkes-Barre, Pennsylvania 18773-0016. To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2011 Annual Meeting Proxy Statement and form of proxy to be made available in April 2011, a proposal must be received by our Corporate Secretary on or before December 8, 2010.

Our bylaws require advance notice of business to be brought before a shareholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive office no less than 90 days prior to, and not more than 150 days before, the date of the annual meeting; provided, however, that in the event that less than 21 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholders to be timely must be received no later than the close of business on the 7th day following the day on which notice of the date of the annual meeting was mailed or such public disclosure was made. The bylaws, which have certain other related requirements, are posted on our website at www.pennmillers.com.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxyholders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Michael O. Banks
Executive Vice President, Chief Financial Officer &
Corporate Secretary

APPENDIX A

PENN MILLERS
STOCK INCENTIVE PLAN

PENN MILLERS
STOCK INCENTIVE PLAN

ARTICLE 1. PURPOSE OF THE PLAN; TYPES OF AWARDS

1.1 Purpose. The Penn Millers Stock Incentive Plan, effective as of , 2010, is intended to provide selected employees and non-employee directors of Penn Millers Holding Corporation (the “Corporation”) and its Subsidiaries (as hereinafter defined) with an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain, and motivate employees and non-employee directors to make substantial contributions to the success of the Corporation’s business and the businesses of its Subsidiaries. Awards made under the Plan are based upon, among other things, a participant’s level of responsibility and performance within the Corporation and its Subsidiaries.

1.2 Authorized Plan Awards. Incentive Stock Options, Nonqualified Stock Options, Restricted Stock and Restricted Stock Units may be awarded within the limitations of the Plan herein described.

ARTICLE 2. DEFINITIONS

2.1 “Agreement.” A written or electronic agreement between the Corporation and a Participant evidencing an Award. A Participant may be issued one or more Agreements from time to time, reflecting one or more Awards.

2.2 “Award.” The award of a Stock Option, Restricted Stock, or Restricted Stock Unit.

2.3 “Board.” The Board of Directors of the Corporation.

2.4 “Change in Control.” Except as otherwise provided in an Agreement, the first to occur of any of the following events:

(a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Corporation’s employee benefit plans, or any entity holding the Corporation’s voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the “Benefit Plan(s)”), is or becomes the beneficial owner, directly or indirectly, of the Corporation’s securities representing 25% or more of the combined voting power of the Corporation’s then outstanding securities other than pursuant to a transaction excepted in Clause (b);

(b) the shareholders of the Corporation approve a merger, consolidation, or other reorganization of the Corporation, unless:

(i) under the terms of the agreement providing for such merger, consolidation, or reorganization, the shareholders of the Corporation immediately before such merger, consolidation, or reorganization, will own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 60% of the combined voting power of the outstanding voting securities of the Corporation resulting from such merger, consolidation, or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization;

(ii) under the terms of the agreement providing for such merger, consolidation, or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least a majority of the members of the board of directors of the Surviving Corporation after such merger, consolidation, or reorganization; and

(iii) based on the terms of the agreement providing for such merger, consolidation, or reorganization, no Person (other than (A) the Corporation or any Subsidiary of the Corporation, (B) any Benefit Plan, (C) the Surviving Corporation or any Subsidiary of the Surviving Corporation, or (D) any Person who, immediately prior to such merger, consolidation, or reorganization had beneficial ownership of 25% or more of the then outstanding voting securities) will have beneficial ownership of 25% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;

(c) a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted; or

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(d) during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Notwithstanding Clause (a), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Corporation’s securities representing 25% or more of the combined voting power of the Corporation’s then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 25% or more of the combined voting power of the Corporation’s then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 25% or more of the combined voting power of the Corporation’s then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Corporation shall be deemed to have occurred with respect to such Person under Clause (a). In no event shall a Change in Control of the Corporation be deemed to occur under Clause (a) by virtue of the acquisition of the Corporation’s securities by Benefit Plans.

2.5 “Code.” The Internal Revenue Code of 1986, as amended.

2.6 “Code of Conduct.” The policies and procedures related to employment of employees by the Corporation or a Subsidiary set forth in the Corporation’s employee handbook or any similar document. The Code of Conduct may be amended and updated at any time. The term “Code of Conduct” shall also include any other policy or procedure that may be adopted by the Corporation or a Subsidiary and communicated to Employees and Non-Employee Directors.

2.7 “Committee.” The Compensation Committee of the Board which Committee shall be composed of two or more members of the Board, all of whom are (a) “non-employee directors” as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act, (b) “outside directors” within the meaning of Code Section 162(m), and (c) independent under any applicable stock listing agreement with, or rules of, any exchange or electronic trading system. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board.

2.8 “Common Stock.” The common stock of the Corporation (par value $0.01 per share) as described in the Corporation’s Articles of Incorporation, or such other stock as shall be substituted therefor.

2.9 “Corporation.” Penn Millers Holding Corporation, a Pennsylvania corporation.

2.10 “Disability.” “Permanent and total disability” (as defined in Code Section 22(e)(3)).

2.11 “Employee.” Any common law employee of the Corporation or a Subsidiary. An Employee does not include any individual who: (i) does not receive payment for services directly from the Corporation’s or a Subsidiary’s payroll; (ii) is employed by an employment agency that is not a Subsidiary; or (iii) who renders services pursuant to a written arrangement that expressly provides that the service provider is not eligible for participation in the Plan, regardless if such person is later determined by the Internal Revenue Service or a court of law to be a common law employee.

2.12 “Exchange Act.” The Securities Exchange Act of 1934, as amended.

2.13 “Incentive Stock Option.” A Stock Option intended to satisfy the requirements of Code Section 422(b).

2.14 “Non-Employee Director.” A member of the Board or the board of directors of a Subsidiary who is not an Employee.

2.15 “Nonqualified Stock Option.” A Stock Option which does not satisfy the requirements of Code Section 422(b).

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2.16 “Optionee.” A Participant who is awarded a Stock Option pursuant to the provisions of the Plan.

2.17 “Participant.” An Employee or Non-Employee Director to whom an Award has been made and remains outstanding.

2.18 “Performance Criteria.” Any objective determination based on one or more of the following areas of performance of the Corporation, a Subsidiary, or any division, department or group of either which includes, but is not limited to: (a) earnings, (b) cash flow, (c) revenue, (d) financial ratios, (e) market performance, (f) shareholder return, (g) operating income or profits (including earnings before interest, taxes, depreciation and amortization), (h) earnings per share, (i) return on assets, (j) return on equity, (k) return on investment, (l) stock price, (m) expense reduction, (n) systems conversion, (o) special projects as determined by the Committee, (p) increases in book value, and (q) acquisition integration initiatives. Performance Criteria shall be established by the Committee prior to the issuance of a Performance Award.

2.19 “Performance Goal.” One or more goals established by the Committee, with respect to an Award intended to constitute a Performance Award, that relate to one or more Performance Criteria. A Performance Goal shall relate to such period of time as may be specified by the Committee and set forth in an applicable Agreement at the time a Performance Award is made.

2.20 “Performance Award.” An Award, the vesting or receipt without restriction of which is conditioned on the satisfaction of one or more Performance Goals.

2.21 “Plan.” The Penn Millers Stock Incentive Plan.

2.22 “Restricted Stock.” An Award of Common Stock pursuant to the provisions of the Plan, which award is subject to such restrictions and other conditions, as may be specified by the Committee at the time of such award and set forth in an applicable Agreement.

2.23 “Restricted Stock Unit.” An Award of a right to receive, in Common Stock, the market value of one share of Common Stock, the vesting of which right is subject to such terms and conditions as may be provided by the Committee at the time of such award and set forth in an applicable Agreement. A Restricted Stock Unit Award may be payable in Common Stock or in cash as determined by the Committee in its sole discretion.

2.24 “Securities Act.” The Securities Act of 1933, as amended.

2.25 “Stock Option” or “Option.” An Award of a right to purchase Common Stock pursuant to the provisions of the Plan.

2.26 “Subsidiary.” A subsidiary corporation, as defined in Code Section 424(f), that is a subsidiary of a relevant corporation.

2.27 “Termination or Dismissal For Cause.” Termination of an Employee by the Corporation or a Subsidiary or dismissal of a Non-Employee Director after:

(a) any government regulatory agency recommends or orders in writing that the Corporation or a Subsidiary terminate the employment of such Employee or relieve him or her of his or her duties;

(b) such Employee or Non-Employee Director is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Employee or Non-Employee Director for a period of 45 consecutive days;

(c) a determination by the Committee that such Employee willfully failed to follow the lawful instructions of the Board or any officer of the Corporation or a Subsidiary after such Employee’s receipt of written notice of such instructions, other than a failure resulting from the Employee’s incapacity because of physical or mental illness;

(d) a determination by the Committee that the willful or continued failure by such Employee or Non-Employee Director to substantially and satisfactorily perform his duties with the Corporation or a Subsidiary (other than any such failure resulting from the Employee’s or Non-Employee Director’s Disability), within a reasonable period of time after a demand for substantial performance or notice of

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lack of substantial or satisfactory performance is delivered to the Employee or Non-Employee Director, which demand identifies the manner in which the Employee or Non-Employee Director has not substantially or satisfactorily performed his or her duties; or

(e) a determination by the Committee that such Employee or Non-Employee Director has failed to conform to an applicable Code of Conduct.

For purposes of the Plan, no act, or failure to act, on an Employee’s or Non-Employee Director’s part shall be deemed “willful” unless done, or omitted to be done, by such Employee or Non-Employee Director not in good faith and without reasonable belief that such Employee’s or Non-Employee Director’s action or omission was in the best interest of the Corporation or a Subsidiary.

ARTICLE 3. ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee.

3.2 Powers of the Committee.

(a) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by a majority of the disinterested members of the Board. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Participants and any person claiming under or through a Participant, unless otherwise determined by a majority of the disinterested members of the Board.

(b) Subject to the terms, provisions and conditions of the Plan and subject to review and approval by a majority of the disinterested members of the Board, the Committee shall have exclusive jurisdiction to:

(i) determine and select the Employees and Non-Employee Directors to receive Awards (it being understood that more than one Award may be made to the same person);

(ii) determine the number of shares subject to each Award;

(iii) determine the date or dates when the Awards will be made;

(iv) determine the exercise price of shares subject to an Option in accordance with Article 6;

(v) determine the date or dates when an Option may be exercised within the term of the Option specified pursuant to Article 7;

(vi) determine whether an Option constitutes an Incentive Stock Option or a Nonqualified Stock Option;

(vii) determine the Performance Criteria and establish Performance Goals with respect thereto, to be applied to an Award; and

(viii) prescribe the form, which shall be consistent with the Plan document, of the Agreement evidencing any Awards made under the Plan.

3.3 Liability. No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Awards made under this Plan.

3.4 Establishment and Certification of Performance Goals. The Committee shall establish, prior to award, Performance Goals with respect to each Award intended to constitute a Performance Award. Except as may otherwise be provided in Articles 6 and 7 hereof, as applicable, no Option that is intended to constitute a Performance Award may be exercised until the Performance Goal or Goals applicable thereto is or are satisfied, nor shall any Restricted Stock Unit Award that is intended to constitute a Performance Award be released to a Participant until the Performance Goal or Goals applicable thereto is or are satisfied.

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3.5 No Waiver of Performance Goals. The Committee or the Board shall not waive any Performance Goals with respect to any Award hereunder.

3.6 Performance Awards Not Mandatory. Nothing herein shall be construed as requiring that any Award be made a Performance Award.

ARTICLE 4. COMMON STOCK SUBJECT TO THE PLAN

4.1 Common Stock Authorized.

(a) The total aggregate number of shares of Common Stock that Awards may be made under the Plan shall not exceed 762,163 shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 11 and Section 4.1(f).

(b) The maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the vesting of Awards of Restricted Stock or Restricted Stock Units shall not exceed 217,761 shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 11 and Section 4.1(f).

(c) The maximum aggregate number of shares of Common Stock that may be awarded under the Plan as Options shall not exceed 544,402. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 11 and Section 4.1(f).

(d) [Reserved.]

(e) If any Option is exercised by tendering Common Stock, either actually or by attestation, to the Corporation as full or partial payment in connection with the exercise of such Option under the Plan, or if the tax withholding requirements are satisfied through such tender, only the number of shares of Common Stock issued net of the Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares available for Awards under the Plan.

(f) The number of shares of Common Stock for which Awards may be made under the Plan shall automatically increase on the first trading day of January of each calendar year during the term of the Plan, beginning with calendar year 2010, by an amount equal to one percent of the shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year. Awards from shares of Common Stock available under the Plan as a result of the operation of this Section 4.1(f) may be awarded as either Nonqualified Stock Options, Restricted Stock, or Restricted Stock Units (but not as Incentive Stock Options), subject to the limitations of Sections 4.1(b), (c), and (d).

4.2 Shares Available. The Common Stock to be issued under the Plan shall be the Corporation’s Common Stock, which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock, treasury shares, or shares acquired by the Corporation, including shares purchased on the open market. In the event that any outstanding Award under the Plan for any reason expires, terminates, or is forfeited, the shares of Common Stock allocable to such expiration, termination, or forfeiture may thereafter again be made subject to an Award under the Plan.

ARTICLE 5. ELIGIBILITY

5.1 Participation. Awards shall be made by the Committee only to persons who are Employees or Non-Employee Directors.

5.2 Incentive Stock Option Eligibility. Incentive Stock Option Awards may only be made to Employees of the Corporation. Notwithstanding any other provision of the Plan to the contrary, an individual who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the award of an Incentive Stock Option, unless the special requirements set forth in Sections 6.1 and 7.1 are satisfied. For purposes of this section, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned

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proportionately by or for its shareholders, partners, or beneficiaries. “Outstanding stock” shall include all stock actually issued and outstanding immediately before the award of the Option. “Outstanding stock” shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

ARTICLE 6. STOCK OPTIONS IN GENERAL

6.1 Exercise Price. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of an Incentive Stock Option, not less than 100% of the fair market value of a share of Common Stock on the date the Option is awarded, except that the exercise price shall be not less than 110% of such fair market value in the case of an Incentive Stock Option awarded to any individual described in the second sentence of Section 5.2. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of a Nonqualified Stock Option, not less than 100% of the fair market value of a share of Common Stock on the date the Option is awarded. The exercise price shall be subject to adjustment pursuant to the limited circumstances set forth in Article 11.

6.2 Limitation on Incentive Stock Options. The aggregate fair market value (determined as of the date an Option is awarded) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other plans maintained by the Corporation and Subsidiaries) shall not exceed $100,000.

6.3 Determination of Fair Market Value.

(a) If the Common Stock is not listed on an established stock exchange or exchanges but is listed on Nasdaq, the fair market value per share shall be the closing sale price for the Common Stock on the relevant day. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

(b) If the Common Stock is not listed on an established stock exchange or on Nasdaq, fair market value per share shall be the mean between the closing dealer “bid” and “asked” prices for the Common Stock for the day an Option is awarded, and if no “bid” and “asked” prices are quoted for the day an Option is awarded, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices were quoted.

(c) If the Common Stock is listed on an established stock exchange or exchanges, the fair market value shall be deemed to be the closing price of Common Stock on such stock exchange or exchanges on the day an Option is awarded. If no sale of Common Stock has been made on any stock exchange on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

(d) In the event that the Common Stock is not traded on an established stock exchange or on Nasdaq, and no closing dealer “bid” and “asked” prices are available on the day an Option is awarded, then fair market value will be the price established by the Committee in good faith through the reasonable application of a reasonable valuation method and as required by Code Section 409A.

In connection with determining the fair market value of a share of Common Stock on any relevant day, the Committee may use any source deemed reliable; and its determination shall be final and binding on all affected persons, absent clear error.

6.4 Limitation on Option Awards. Stock Option Awards under this Plan (and any other plan of the Corporation or a Subsidiary providing for stock option awards) to any individual shall not exceed, in the aggregate, Options to acquire 100,000 shares of Common Stock during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 11.

6.5 Transferability of Options.

(a) Except as provided in Subsection (b), an Option awarded hereunder shall not be transferable other than by will or the laws of descent and distribution, and such Option shall be exercisable, during the Optionee’s lifetime, only by him or her.

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(b) An Optionee may, with the prior approval of the Committee, transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more members of the Optionee’s “immediate family” (including a trust, partnership, or limited liability company for the benefit of one or more of such members), subject to such limits as the Committee may impose, and the transferee shall remain subject to all terms and conditions applicable to the Option prior to its transfer. The term “immediate family” shall mean an Optionee’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, and grandchildren (and, for this purpose, shall also include the Optionee).

ARTICLE 7. TERM, VESTING AND EXERCISE OF OPTIONS

7.1 Term and Vesting. Each Option awarded under the Plan shall terminate on the date determined by the Committee, and specified in the Agreement; provided, however, that (i) each intended Incentive Stock Option awarded to an individual described in the second sentence of Section 5.2 shall terminate not later than five years after the date of the Award, (ii) each other intended Incentive Stock Option shall terminate not later than ten years after the date of the Award, and (iii) each Option awarded under the Plan which is intended to be a Nonqualified Stock Option shall terminate not later than ten years and one month after the date of the Award. Each Option awarded under the Plan shall be subject to such terms and conditions as may be provided by the Committee and set forth in the Agreement issued to a Optionee to evidence such Option; provided, however, that, unless otherwise provided by the Committee and set forth in an applicable Agreement, each Option shall be fully exercisable (i.e., become 100% vested) after the earlier of the date on which, (i) a Change in Control occurs or (ii) the Optionee terminates employment or service by reason of death or Disability). Except as provided in Article 8, an Option may be exercised only during the continuance of the Optionee’s employment or service with the Corporation or a Subsidiary.

7.2 Exercise.

(a) A person electing to exercise an Option shall give notice to the Corporation of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full exercise price of the shares he or she has elected to purchase. The exercise notice shall be delivered to the Corporation in person, by certified mail, or by such other method (including electronic transmission) and in such form as determined by the Committee. The exercise price shall be paid in full, in cash, upon the exercise of the Option; provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise an Option by tendering to the Corporation shares of Common Stock owned by him or her and having a fair market value equal to the cash exercise price applicable to the Option (with the fair market value of such stock to be determined in the manner provided in Section 6.3) or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve; further provided, however, that no such manner of exercise shall be permitted if such exercise would violate Section 402 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(1) have been satisfied, and Common Stock not acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless it has been held, beneficially and of record, for at least six months (or such longer time as may be required by applicable securities law or accounting principles to avoid adverse consequences to the Corporation or a Participant).

(b) At the request of the Participant and to the extent permitted by applicable law, the Committee may, in its sole discretion, selectively approve an arrangement whereby the Participant irrevocably authorizes a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of an Option and to remit to the Corporation a sufficient portion of the sales proceeds to pay the entire exercise price and any tax withholding required as a result of such exercise.

(c) At the request of the Participant and to the extent permitted by applicable law, the Committee may, in its sole discretion, selectively approve a “net exercise” arrangement whereby the Corporation will reduce the number of shares of Common Stock issued upon exercise of a Nonqualified Stock Option by the largest whole number of shares of Common Stock with a fair market value that does not exceed the exercise price of the Option; provided, however, that the Optionee provide cash to the Corporation to the extent of any remaining balance of the exercise price. Shares of Common Stock will no longer be subject to such Option and such Option will no longer be exercisable thereafter to the extent of the number of shares used to pay the exercise

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price pursuant to the net exercise, the number of shares delivered to the Optionee as a result of such net exercise and the number of shares, if any withheld to satisfy any tax withholding obligations.

(d) A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.

ARTICLE 8. EXERCISE OF OPTIONS FOLLOWING TERMINATION OF EMPLOYMENT OR SERVICE

8.1 Other Termination by Corporation or Subsidiary; Change in Control. In the event of an Optionee’s termination of employment or service (i) by the Corporation or a Subsidiary other than Termination for Cause or (ii) due to a Change in Control, such Optionee’s Option shall lapse at the earlier of the expiration of the term of such Option or:

(a) in the case of an Incentive Stock Option, three months from the date of such termination of employment; and

(b) in the case of a Nonqualified Stock Option, 12 months from the date of such termination of employment or service.

8.2 Death or Total Disability. In the event of an Optionee’s termination of employment or service by reason of death or Disability, such Optionee’s Option shall lapse at the earlier of the expiration of the term of such Option or:

(a) in the case of an Incentive Stock Option, one year from the date of such termination of employment; and

(b) in the case of a Nonqualified Stock Option, 12 months from the date of such termination of employment or service.

8.3 Termination or Dismissal For Cause; Other Termination by Optionee. In the event of an Optionee’s Termination or Dismissal For Cause, or in the event of termination of employment at the election of an Optionee, such Optionee’s Option shall lapse upon such termination.

8.4 Special Termination Provisions for Options.

(a) In the event that an Optionee’s employment or service is terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any continuous service requirement for vesting (but not any Performance Goal or Goals) specified in an applicable Agreement pursuant to Section 7.1 and permit exercise of an Option held by such Optionee prior to the satisfaction of such continuous service requirement. Any such waiver may be made with retroactive effect, provided it is made within 60 days following the Optionee’s termination of employment or service.

(b) In the event the Committee waives the continuous service requirement with respect to an Option as set forth in Section 8.4(a) above and the circumstance of an Optionee’s termination of employment or service is described in Section 8.1, the affected Option will lapse as otherwise provided in the relevant section.

(c) In the event the Committee waives the continuous service requirement with respect to an Option as set forth in Section 8.4(a) above, such Option shall lapse at the earlier of the expiration of the term of such Option or:

(i) in the case of an Incentive Stock Option, three months from the date of termination of employment; and

(ii) in the case of a Nonqualified Stock Option, 12 months from the date of termination of employment or service.

ARTICLE 9. RESTRICTED STOCK

9.1 In General. Each Restricted Stock Award shall be subject to such terms and conditions as may be specified in the Agreement issued to a Participant to evidence such Award. Subject to Section 3.6, a Restricted Stock Award shall be subject to a vesting schedule or Performance Goals, or both.

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9.2 Vesting. Each Restricted Stock Award shall vest under such terms and conditions as may be provided by the Committee and set forth in an applicable Agreement; provided, however, that, unless otherwise provided by the Committee and set forth in an applicable Agreement, each Restricted Stock Award shall become fully vested upon the earlier of the date on which: (i) a Change in Control occurs; or (ii) the Participant terminates employment or service by reason of death or Disability.

9.3 Waiver of Vesting Period for Certain Restricted Stock Awards. In the event that a Participant’s employment or service is terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any minimum vesting or holding period (but not any Performance Goal or Goals) or forfeiture provision with respect to a Restricted Stock Award held by such Participant. Any such waiver may be made with retroactive effect, provided it is made within 60 days following such Participant’s termination of employment or service.

9.4 Issuance and Retention of Share Certificates By Corporation. One or more share certificates shall be issued upon the award of Restricted Stock; but until such time as the Restricted Stock shall vest or otherwise become distributable by reason of satisfaction of one or more Performance Goals, the Corporation shall retain such share certificates.

9.5 Stock Powers. At the time of the award of Restricted Stock, the Participant to whom the award is made shall deliver such stock powers, endorsed in blank, as may be requested by the Corporation.

9.6 Release of Shares. Within 30 days following the date on which a Participant becomes entitled under an Agreement to receive shares of previously Restricted Stock, the Corporation shall deliver to him or her a certificate evidencing the ownership of such shares.

9.7 Forfeiture of Restricted Stock Awards. In the event of the forfeiture of a Restricted Stock Award, by reason of a Participant’s termination of employment or termination of service (including termination of service as a director emeritus) prior to vesting, the failure to achieve a Performance Goal or otherwise, the Corporation shall take such steps as may be necessary to cancel the affected shares and return the same to its treasury.

9.8 Assignment, Transfer, Etc. of Restricted Stock Rights. The potential rights of a Participant to shares of Restricted Stock may not be assigned, transferred, sold, pledged, hypothecated, or otherwise encumbered or disposed of until such time as the Participant receives unrestricted certificates for such shares.

9.9 Shareholder Rights. Unless otherwise provided by the Committee and set forth in an applicable Agreement, Participants who have been awarded shares of Restricted Stock shall not have voting or dividend rights until such time as the Participant receives unrestricted certificates for such shares.

9.10 Additional Holding Periods. Nothing in this Article 9 shall preclude the Committee from providing additional (a) restrictions on the transfer or assignment of Common Stock acquired by reason of the vesting of a Restricted Stock Award or (b) forfeiture provisions with respect to Common Stock acquired by reason of the vesting of a Restricted Stock Award.

ARTICLE 10. RESTRICTED STOCK UNITS

10.1 In General. Each Restricted Stock Unit Award shall be subject to such terms and conditions as may be provided by the Committee and set forth in the Agreement issued to a Participant to evidence such Award. Subject to Section 3.6, a Restricted Stock Unit Award shall be subject to a vesting schedule or Performance Goals, or both.

10.2 Vesting. Each Restricted Stock Unit Award shall vest under such terms and conditions as may be provided by the Committee and set forth in an applicable Agreement; provided, however, that, unless otherwise provided by the Committee and set forth in an applicable Agreement, each Restricted Stock Unit Award shall become fully vested upon the earlier of the date on which: (i) a Change in Control occurs; or (ii) the Participant terminates employment or service by reason of death or Disability.

10.3 Waiver of Vesting Period for Certain Restricted Stock Unit Awards. In the event that a Participant’s employment or service is terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any

9

minimum vesting or holding period (but not any Performance Goal or Goals) or forfeiture provision specified in the applicable Agreement with respect to a Restricted Stock Unit Award held by such Participant. Any such waiver may be made with retroactive effect, provided it is made within 60 days following such Participant’s termination of employment or service.

10.4 Release of Shares. Within 30 days following the date on which a Participant becomes entitled under an Agreement to receive shares of Common Stock pursuant to the vesting of a Restricted Stock Unit Award, the Corporation shall deliver to him or her a certificate evidencing the ownership of such shares of Common Stock.

10.5 Assignment, Transfer, Etc. of Restricted Stock Unit Rights. The potential rights of a Participant to shares of Common Stock or cash pursuant to a Restricted Stock Unit Award may not be assigned, transferred, sold, pledged, hypothecated, or otherwise encumbered or disposed of until such time as until such time as the Participant receives, with respect to such Award, cash or an unrestricted certificate for such Common Stock, as applicable.

10.6 Shareholder Rights. A Participant who receives a Restricted Stock Unit Award that is paid in shares of Common Stock shall not have voting or, unless otherwise provided by the Committee and set forth in an applicable Agreement, dividend rights until such time as the Participant receives an unrestricted certificate for such shares.

10.7 Additional Holding Periods. Nothing in this Article 10 shall preclude the Committee from providing additional (a) restrictions on the transfer or assignment of Common Stock acquired by reason of the vesting of a Restricted Stock Unit Award or (b) forfeiture provisions with respect to Common Stock acquired by reason of the vesting of a Restricted Stock Unit Award.

ARTICLE 11. ADJUSTMENT PROVISIONS

11.1 Share Adjustments.

(a) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split or reverse stock split, then (i) the shares of Common Stock authorized hereunder to be made the subject of Awards, (ii) the shares of Common Stock then subject to outstanding Awards and the exercise price thereof (where relevant), (iii) the maximum number of Awards that may be made within a 12-month period and (iv) the nature and terms of the shares of stock or securities subject to Awards hereunder shall be increased, decreased or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events, provided that any such adjustment shall be made in a manner to avoid adverse tax consequences to any Participant under Code Section 409A.

(b) An Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate, or to sell or transfer all or any part of its business or assets.

11.2 Corporate Changes. A liquidation or dissolution of the Corporation, a merger or consolidation in which the Corporation is not the surviving Corporation or a sale of all or substantially all of the Corporation’s assets, shall cause each outstanding Award to terminate, except to the extent that another corporation may and does, in the transaction, assume, and continue the Award or substitute its own awards.

11.3 Fractional Shares. Fractional shares resulting from any adjustment in Awards pursuant to this article may be settled as the Committee shall determine.

11.4 Binding Determination. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding, and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Award which shall have been so adjusted.

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ARTICLE 12. GENERAL PROVISIONS

12.1 Effective Date. The Plan shall become effective upon the adoption of the Plan by the Board, provided that any Award made hereunder shall be subject to the approval of the Plan by the shareholders of the Corporation within 12 months of adoption of the Plan by the Board.

12.2 Termination of the Plan. Unless previously terminated by the Board, the Plan shall terminate on, and no Award shall be made after, the day immediately preceding the tenth anniversary of its adoption by the Board.

12.3 Limitation on Termination, Amendment, or Modification.

(a) The Board may at any time terminate, amend, modify or suspend the Plan, provided that, without the approval of the shareholders of the Corporation, no amendment or modification shall be made solely by the Board which:

(i) increases the maximum number of shares of Common Stock subject to Awards under the Plan (except as provided in Section 11.1);

(ii) changes the class of eligible Participants; or

(iii) otherwise requires the approval of shareholders under applicable state law or under applicable federal law to avoid potential liability or adverse consequences to the Corporation or a Participant.

(b) No amendment, modification, suspension, or termination of the Plan shall in any manner adversely affect any Award theretofore made under the Plan without the consent of the Participant. Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion and without the consent of such Participant, amend, modify, suspend, or terminate the Plan or any Agreement hereunder, to take effect retroactively or otherwise, as the Committee deems necessary or advisable for the purpose of conforming the Plan or such Agreement to any present or future law, regulation, or rule applicable to the Plan, including, but not limited to, Code Section 409A.

12.4 No Right to an Award or Continued Employment or Service. Nothing contained in this Plan or otherwise shall be construed to (a) require that an Award be made to an individual who qualifies as an Employee or Non-Employee Director, or (b) confer upon a Participant any right to continue in the employ or service of the Corporation or any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Participant’s employment or service at any time and for any reason.

12.5 No Obligation. No exercise of discretion under this Plan with respect to an event or person shall create an obligation to exercise such discretion in any similar or same circumstance, except as otherwise provided or required by law.

12.6 Withholding Taxes.

(a) Subject to the provisions of Subsection (b), the Corporation will require, where sufficient funds are not otherwise available, that a Participant who is an Employee pay or reimburse to it any withholding taxes when withholding is required by law.

(b) With the permission of the Committee, a Participant who is an Employee may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable to him or her) having a fair market value equal to the amount required to be withheld. An election by a Participant who is an Employee to have shares withheld for this purpose shall be subject to such conditions as may then be imposed thereon by any applicable securities law.

12.7 Listing and Registration of Shares.

(a) No Option awarded pursuant to the Plan shall be exercisable in whole or in part, and no share certificate with respect to any Award shall be delivered, if at any relevant time the Committee determines in its discretion that the listing, registration, or qualification of the shares of Common Stock subject to an Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Award, until such

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listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(b) If a registration statement under the Securities Act with respect to the shares issuable under the Plan is not in effect at any relevant time, as a condition of the issuance of the shares, a Participant (or any person claiming through a Participant) shall give the Committee a written or electronic statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution. The Corporation may place upon any stock certificate for shares issued under the Plan the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

‘THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“ACT”) AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED.’

12.8 Disinterested Director. For purposes of this Plan, a director shall be deemed “disinterested” if such person could qualify as a member of the Committee under Section 3.1.

12.9 Gender; Number. Words of one gender, wherever used herein, shall be construed to include each other gender, as the context requires. Words used herein in the singular form shall include the plural form, as the context requires, and vice versa.

12.10 Applicable Law. Except to the extent preempted by federal law, this Plan document, and the Agreements issued pursuant hereto, shall be construed, administered, and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

12.11 Headings. The headings of the several articles and sections of this Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.

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REVOCABLE PROXY

PENN MILLERS HOLDING CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder of record hereby appoints F. Kenneth Ackerman, Jr. and Michael O. Banks, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Penn Millers Holding Corporation (the "Company"), to be held at the offices of Penn Millers Holding Corporation, 72 North Franklin Street, Wilkes-Barre, Pennsylvania 18701-1301 on Wednesday, May 12, 2010 at 2:00 p.m. (Eastern Time), and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this Proxy will be voted FOR all Proposals.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

PENN MILLERS HOLDING CORPORATION — ANNUAL MEETING, MAY 12, 2010

YOUR VOTE IS IMPORTANT!

Proxy Materials are available on-line at:

http://www.pennmillers.com/pmic/investors/

You can vote in one of three ways:

1. Call **toll free 1-866-289-1737** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **https://www.proxyvotenow.com/pmic** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6717

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
PENN MILLERS HOLDING CORPORATION

Annual Meeting of Shareholders
MAY 12, 2010

	For	Withhold All	For All Except
1. To elect the three Class I directors listed herein.	☐	☐	☐

Nominees:

(01) John L. Churnetski (02) John M. Coleman
(03) Robert A. Nearing, Jr.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

____

Any such matters as may properly come before the meeting, or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

Mark here if you plan to attend the meeting ☐

Mark here for address change and note change ☐

____

____

____

Please be sure to date and sign this proxy card in the box below.

Date

Sign above — Co-holder (if any) sign above

Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 12, 2010. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 12, 2010.

1-866-289-1737

Vote by Internet

anytime prior to 3 a.m., May 12, 2010 go to

https://www.proxyvotenow.com/pmic

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!

VOTE AUTHORIZATION FORM
ESOP PLAN
PENN MILLERS HOLDING CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
MAY 12, 2010

I understand that National Penn Investors Trust Company ("NPITC" or the "ESOP Trustee") is the holder of record and custodian of all shares of Penn Millers Holding Corporation (the "Company") common stock credited to me under the Penn Millers Holding Corporation Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Annual Meeting of Shareholders, to be held on Wednesday, May 12, 2010, and any adjournments thereof. You are to vote my shares as follows.

The undersigned acknowledges receipt from the Company prior to the execution of this form of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated April 7, 2010, and the 2010 Annual Report to Shareholders on Form 10-K. The ESOP Trustee is hereby authorized to vote all shares of Company common stock allocated to me in its trust capacity as indicated.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS VOTE AUTHORIZATION FORM PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

PENN MILLERS HOLDING CORPORATION — ANNUAL MEETING, MAY 12, 2010

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.pennmillers.com/pmic/investors/

You can vote in one of three ways:

1. Call **toll free 1-866-289-1737** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **https://www.proxyvotenow.com/pmic** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6717/7622

VOTE AUTHORIZATION FORM
PENN MILLERS HOLDING CORPORATION

Annual Meeting of Shareholders
MAY 12, 2010

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

ESOP

	For	Withhold All	For All Except
1. To elect the three Class I directors listed herein.	☐	☐	☐

Nominees:
(01) John L. Churnetski (02) John M. Coleman
(03) Robert A. Nearing, Jr.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

____

Any such matters as may properly come before the meeting, or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

Mark here if you plan to attend the meeting ☐

Mark here for address change and note change ☐

____

____

____

Please be sure to date and sign this Vote Authorization Form in the box below.

Date

Sign above

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS FORM IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE NO LATER THAN MAY 7, 2010.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

VOTE AUTHORIZATION FORM VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

A telephone or Internet vote authorizes the ESOP Trustee to vote your shares in the same manner as if you marked, signed, dated and returned this form. Please note telephone and Internet votes must be cast prior to 3 a.m., May 7, 2010. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 7, 2010.

1-866-289-1737

Vote by Internet

anytime prior to
3 a.m., May 7, 2010 go to

https://www.proxyvotenow.com/pmic

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!